Exhibit 99.2

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Condor Hospitality Trust, Inc.:

We have audited the accompanying consolidated balance sheets of Condor Hospitality Trust, Inc. and subsidiaries (the Company) as of December 31, 2016 and 2015, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2016. In connection with our audits of the consolidated financial statements, we have also audited the related financial statement schedule, Schedule III- Real Estate and Accumulated Depreciation These consolidated financial statements and the financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Condor Hospitality Trust, Inc. and subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2016, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in note 1 to the consolidated financial statements, the Company has changed its method of accounting for discontinued operations as of October 1, 2014 on a prospective basis due to the adoption of Accounting Standards Update 2014-08.

(signed) KPMG LLP

McLean, Virginia

March 1, 2017, except for note 17, as to which the date is March 16, 2017

Condor Hospitality Trust, Inc. and Subsidiaries

Consolidated Balance Sheet

(In thousands, except share and per share data)

	As of December 31,
	2016	2015
Assets
Investment in hotel properties, net	$96,158	$75,899
Investment in unconsolidated joint venture	9,036	—
Cash and cash equivalents	8,326	4,870
Restricted cash, property escrows	5,350	3,776
Accounts receivable, net of allowance for doubtful accounts of $21 and $10	1,416	1,169
Prepaid expenses and other assets	1,666	1,832
Investment in hotel properties held for sale, net	18,713	54,800

Total Assets	$140,665	$142,346

Liabilities and Equity
Liabilities
Accounts payable, accrued expenses, and other liabilities	$5,823	$5,419
Derivative liabilities, at fair value	8	8,759
Convertible debt, at fair value	1,315	—
Long-term debt, net of deferred financing costs	56,775	44,667
Long-term debt related to hotel properties held for sale, net of deferred financing costs	5,945	41,344

Total Liabilities	69,866	100,189
Redeemable preferred stock:
10% Series B, 800,000 shares authorized; $.01 par value, 332,500 shares outstanding, liquidation preference of $10,182 at December 31, 2015	—	7,662
Equity
Shareholders’ Equity
Preferred stock, 40,000,000 shares authorized:
8% Series A, 2,500,000 shares authorized, $.01 par value, 803,270 shares outstanding, liquidation preference of $9,485 at December 31, 2015	—	8
6.25% Series C, 3,000,000 shares authorized, $.01 par value, 3,000,000 shares outstanding, liquidation preference of $34,492 at December 31, 2015	—	30
6.25% Series D, 6,700,000 shares authorized, $.01 par value, 6,245,156 shares outstanding, liquidation preference of $63,427 at December 31, 2016	61,333	—
Common stock, $.01 par value, 200,000,000 shares authorized; 762,590 and 760,288 shares outstanding	8	8
Additional paid-in capital	118,655	138,428
Accumulated deficit	(112,024)	(105,858)

Total Shareholders’ Equity	67,972	32,616
Noncontrolling interest in consolidated partnership (Condor Hospitality Limited Partnership), redemption value of $2,008 and $1,197	2,827	1,879

Total Equity	70,799	34,495

Total Liabilities and Equity	$140,665	$142,346

See accompanying notes to consolidated financial statements.

Condor Hospitality Trust, Inc. and Subsidiaries

Consolidated Statement of Operations

(In thousands, except per share data)

	Year ended December 31,
	2016	2015	2014
Revenue
Room rentals and other hotel services	$50,647	$58,714	$58,799

Operating expenses
Hotel and property operations	37,092	43,367	44,391
Depreciation and amortization	5,190	5,400	6,437
General and administrative	5,792	5,493	4,192
Acquisition and terminated transactions	550	684	—
Terminated equity transactions	—	246	76

Total operating expenses	48,624	55,190	55,096

Operating income	2,023	3,524	3,703
Net gain (loss) on disposition of assets	23,132	4,798	(1)
Equity in loss of joint venture	(244)	—	—
Net gain (loss) on derivatives and convertible debt	6,377	11,578	(14,430)
Other income	55	114	116
Interest expense	(4,710)	(5,522)	(7,116)
Loss on debt extinguishment	(2,187)	(213)	(158)
Impairment loss	(1,477)	(3,829)	(1,269)

Earnings (loss) from continuing operations before income taxes	22,969	10,450	(19,155)
Income tax expense	(125)	—	—

Earnings (loss) from continuing operations	22,844	10,450	(19,155)
Gain from discontinued operations, net of tax	678	3,872	2,896

Net earnings (loss)	23,522	14,322	(16,259)
(Earnings) loss attributable to noncontrolling interest	(727)	(1,197)	23

Net earnings (loss) attributable to controlling interests	22,795	13,125	(16,236)
Dividends declared and undeclared and in kind dividends deemed on preferred stock	(20,748)	(3,632)	(3,452)

Net earnings (loss) attributable to common shareholders	$2,047	$9,493	$(19,688)

Earnings per Share
Continuing operations—Basic	$1.82	$8.06	$(37.64)
Discontinued operations—Basic	0.85	4.55	4.81

Total—Basic Earnings per Share	$2.67	$12.61	$(32.83)

Continuing operations—Diluted	$0.78	$(0.98)	$(37.64)
Discontinued operations—Diluted	0.13	0.98	4.81

Total—Diluted Earnings per Share	$0.91	$—	$(32.83)

See accompanying notes to consolidated financial statements.

Condor Hospitality Trust, Inc. and Subsidiaries

Consolidated Statement of Equity

(In thousands)

	Years ended December 31, 2016, 2015, and 2014
	Shares of preferred stock	Preferred stock	Shares of common Stock	Common stock	Additional paid-in capital	Accumulated Deficit	Total shareholders’ equity	Noncontrolling interest	Total equity
Balance at December 31, 2013	3,803	$38	446	$4	$135,318	$(102,747)	$32,613	$113	$32,726

Stock-based compensation	—	—	1	—	34	—	34	—	34
Rights offering	—	—	275	3	2,588	—	2,591	—	2,591
Net loss	—	—	—	—	—	(16,236)	(16,236)	(23)	(16,259)

Balance at December 31, 2014	3,803	$38	722	$7	$137,940	$(118,983)	$19,002	$90	$19,092

Stock-based compensation	—	—	3	—	143	—	143	—	143
Long-term incentive plan	—	—	—	—	—	—	—	142	142
Issuance of common stock	—	—	35	1	345	—	346	—	346
Issuance of common units	—	—	—	—	—	—	—	450	450
Net income	—	—	—	—	—	13,125	13,125	1,197	14,322

Balance at December 31, 2015	3,803	$38	760	$8	$138,428	$(105,858)	$32,616	$1,879	$34,495

Stock-based compensation	—	—	3	—	134	—	134	—	134
Long-term incentive plan	—	—	—	—	—	—	—	171	171
Issuance of common units	—	—	—	—	—	—	—	50	50
Common dividends declared ($0.455 per share)	—	—	—	—	—	(347)	(347)	—	(347)
Series D Preferred Stock dividends declared	—	—	—	—	—	(3,090)	(3,090)	—	(3,090)
Redemption of Series A and B Preferred Stock	(803)	(8)	—	—	(7,390)	(5,107)	(12,505)	—	(12,505)
Exchange of Series C and issuance of Series D Preferred Stock	3,245	61,303	—	—	(12,517)	(20,417)	28,369	—	28,369
Net income	—	—	—	—	—	22,795	22,795	727	23,522

Balance at December 31, 2016	6,245	$61,333	763	$8	$118,655	$(112,024)	$67,972	$2,827	$70,799

See accompanying notes to consolidated financial statements.

Condor Hospitality Trust, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

(In thousands, except share and per share data)

	Year ended December 31,
	2016	2015	2014
Cash flows from operating activities:
Net earnings (loss)	$23,522	$14,322	$(16,259)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization expense	5,190	5,400	6,549
Net gain on disposition of assets	(23,813)	(7,794)	(2,750)
Net (gain) loss on derivatives and convertible debt	(6,377)	(11,578)	14,430
Equity in loss of joint venture	244	—	—
Amortization of deferred financing costs	597	714	1,292
Amortization of debt discount	—	—	38
Loss on extinguishment of debt	2,187	213	278
Gain on debt conversion	—	—	(88)
Impairment loss	1,477	3,708	2,921
Stock-based compensation and long term incentive plan expense	305	285	34
Amortization of warrant issuance cost	12	58	58
Changes in operating assets and liabilities:
(Increase) decrease in assets	(244)	442	(63)
Decrease in liabilities	(432)	(800)	(933)

Net cash provided by operating activities	2,668	4,970	5,507

Cash flows from investing activities:
Additions to hotel properties	(3,446)	(3,853)	(3,034)
Investment in joint venture	(9,280)	—	—
Acquisitions of hotel properties	(22,450)	(42,592)	—
Proceeds from sale of hotel assets	58,593	53,306	21,316
Net changes in capital expenditure escrows	(1,475)	(1,463)	(340)

Net cash provided by investing activities	21,942	5,398	17,942

Cash flows from financing activities:
Deferred financing costs	(136)	(865)	(485)
Principal payments on long-term debt	(39,965)	(51,868)	(22,207)
Proceeds from long-term debt	15,925	44,620	—
Payments on revolving debt	(10,305)	(39,056)	(30,843)
Proceeds from revolving debt	10,198	41,152	29,692
Debt early extinguishment penalties	(1,752)	—	(120)
Series D Preferred Stock issuance	28,881	—	—
Series A and B Preferred Stock redemption, including accumulated dividends	(20,167)	—	—
Cash dividends paid to common shareholders	(198)	—	—
Cash dividends paid to Series C and D Preferred shareholders	(3,598)	—	—
Proceeds from common stock issued in rights offering	—	346	860
Rights offering issuance costs	—	—	(218)
Other items	(37)	—	—

Net cash used in financing activities	(21,154)	(5,671)	(23,321)

See accompanying notes to consolidated financial statements.

Condor Hospitality Trust, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (continued)

(In thousands, except share and per share data)

	Year ended December 31,
	2016		2015	2014
Increase in cash and cash equivalents		$3,456	$4,697	$128
Cash and cash equivalents, beginning of year		4,870	173	45

Cash and cash equivalents, end of year		$8,326	$4,870	$173

Supplemental cash flow information
Interest paid, net of amounts capitalized		$4,229	$5,085	$7,119
Income taxes paid		$37	$—	$—

Schedule of noncash investing and financing activities:
Unamortized debt discount		$—	$—	$113
Convertible loan embedded derivative		$—	$—	$(151)
Debt converted to common stock		$—	$—	$(2,000)
Common stock issued on conversion of debt		$—	$—	$1,950
Debt assumed in acquisitions	$		$11,220	$—
Fair Value of CHLP common units issued in acquisitions		$50	$450	$—
In kind dividends deemed on preferred stock		$20,218	$—	$—

See accompanying notes to consolidated financial statements.

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Condor Hospitality Trust, Inc. (“CDOR,” “Condor,” or the “Company”), which until July 15, 2015 was formerly named Supertel Hospitality, Inc., was incorporated in Virginia on August 23, 1994 and was reincorporated in Maryland on November 19, 2014. CDOR is a self-administered real estate investment trust (“REIT”) for federal income tax purposes that specializes in the investment and ownership of high-quality select-service, limited-service, extended stay, and compact full-service hotels. As of December 31, 2016, the Company owned 19 hotels in 12 states, including one hotel owned through an 80% interest in an unconsolidated joint venture (the “Atlanta JV”).

CDOR, through its wholly owned subsidiary, Condor Hospitality REIT Trust (formerly Supertel Hospitality REIT Trust), owns a controlling interests in Condor Hospitality Limited Partnership (“CHLP”) (formerly Supertel Limited Partnership), for which we serve as general partner. CHLP, including its various subsidiary partnerships, holds substantially all of the Company’s assets (with the exception of the furniture and equipment of 14 properties held by TRS Leasing, Inc.) and conducts all of its operations. At December 31, 2016, the Company owned 97.8% of the common operating units (“common units”) of CHLP with the remaining common units owned by other limited partners and long-term incentive plan unit holders (see Note 12). The Company’s 100% owned E&P Financing Limited Partnership no longer owns any assets or conducts any operations following the sale of its last remaining property in January 2016.

In order for the income from our hotel property investments to constitute “rents from real properties” for purposes of the gross income tests required by the Internal Revenue Service (“IRS”) for REIT qualification, the income we earn cannot be derived from the operation of any of our hotels. Therefore, CHLP and its subsidiaries lease our hotel properties to the Company’s wholly owned taxable REIT subsidiary, TRS Leasing, Inc., and its wholly owned subsidiaries (the “TRS”). The TRS in turn engages third-party eligible independent contractors to manage the hotels. CHLP, the TRS, and their respective subsidiaries are consolidated into the Company’s financial statements.

References to “we,” “our,” and “us” herein refer to Condor Hospitality Trust, Inc., including as the context requires, its direct and indirect subsidiaries.

Historically, as a result of the geographic areas in which we operate, the operations of our hotels have been seasonal in nature. Generally, occupancy rates, revenue, and operating income have been greater in the second and third quarters of the calendar year than in the first and fourth quarters, with the exception of our hotels located in Florida, which experience peak demand in the first and fourth quarters of the year. The results of the hotels acquired in 2015 and 2016 (see Note 3), because of their locations and chain scale, are expected to be less seasonal in nature than our legacy portfolio of assets.

Basis of Presentation

The consolidated financial statements have been prepared in accordance with U.S. general accepted accounting principles (“U.S. GAAP”) and include the accounts of the Company, as well as the accounts of CHLP and its subsidiaries and our wholly owned TRS and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Estimates, Risks, and Uncertainties

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements as well as revenue and expenses recognized during the reporting period. Actual results could differ from those estimates. Because the state of the economy and of the real estate market can significantly impact hotel operational performance and the estimated fair value of our assets, it is possible that the estimates and assumptions that have been utilized in the preparation of the consolidated financial statements could change.

Investment in Hotel Properties

At the time of acquisition, the Company allocates the purchase price of assets to asset classes based on the fair value of the acquired real estate, furniture, fixtures, and equipment, and intangible assets, if any, and the fair value of liabilities assumed, including debt. Acquisition date fair values are determined based on replacement costs, appraised values, and estimated fair values using methods similar to those used by independent appraisers including discounted cash flows and capitalization rates. Acquisition costs are expensed as incurred.

The Company’s investments in hotel properties are recorded at cost and are depreciated using the straight-line method over an estimated useful life of 15 to 40 years for buildings and improvements and 3 to 12 years for furniture and equipment.

Renovations and/or replacements that improve or extend the life of the hotel properties are capitalized and depreciated over their useful lives. Repairs and maintenance are expensed as incurred.

On a quarterly basis, the Company reviews the carrying value of each held for use hotel to determine if certain circumstances, known as triggering events, exist indicating impairment to the carrying value of the hotel or that depreciation periods should be modified. These triggering events include a significant change in the cash flows of or a significant adverse change in the business climate for a hotel. If facts or circumstances support the possibility of impairment, the Company will prepare an estimate of the undiscounted future cash flows, without interest charges, of the specific hotel and determine if the investment in such hotel is recoverable based on these undiscounted future cash flows. If the investment is not recoverable based on this analysis, an impairment charge will be taken, if necessary, to reduce the carrying value of the hotel to the hotel’s fair value.

Investment in Joint Venture

If it is determined that we do not have a controlling interest in a joint venture, either through our financial interest in a variable interest entity (“VIE”) or through our voting interest in a voting interest entity (“VOE”) and we have the ability to provide significant influence, the equity method of accounting is used. Under this method, the

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

investment, originally recorded at cost, is adjusted to recognize our share of net earnings or losses of the affiliate as they occur, with losses limited to the extent of our investment in, advances to, and commitments to the investee. Pursuant to our Atlanta JV agreement, allocations of the profits and losses of our Atlanta JV may be allocated disproportionately to nominal ownership percentages due to specified preferred return rate thresholds.

Distributions received from a joint venture are classified in the statement of cash flows using the cumulative distributions approach. Distributions are classified as cash inflows from operating activities unless cumulative distributions, including those from prior periods not designated as a return of investment, exceed cumulative recognized equity in earnings of the joint venture. Excess distributions are classified as cash inflows from investing activities as a return of investment.

On an annual basis or at interim periods if events and circumstances indicate that the investment may be impaired, the Company reviews the carrying value of its investment in unconsolidated joint venture to determine if circumstances indicate impairment to the carrying value of the investment that is other than temporary. The investment is considered impaired if its estimated fair value is less than the carrying amount of the investment and that impairment is other than temporary.

Assets Held for Sale and Discontinued Operations

A hotel is considered held for sale (a) when a contract for sale is entered into, a substantial, nonrefundable deposit has been committed by the purchaser, and sale is expected to occur within one year, or (b) if management has committed to and is actively engaged in a plan sell the property, the property is available for sale in its current condition, and it is probable the sale will be completed within one year. If a hotel is considered held for sale as of the most recent balance sheet presented or was sold in any period presented, the hotel property and the debt it collateralizes are shown as held for sale in all periods presented.

Depreciation of our hotels is discontinued at the time they are considered held for sale. If the fair value of the held for sale property less costs to sell is lower than the carrying value of the hotel, the Company will record an impairment loss. Impairment losses on held for sale properties may be subsequently recovered up to the amount of the cumulative impairment losses taken while the property is held for sale should future revisions to fair value estimates be required. If active marketing ceases or the property no longer meets the criteria to be classified as held for sale, the property is reclassified to held for use and measured at the lower of its (a) carrying amount before the property was classified as held for sale, adjusted for any depreciation expense that would have been recognized had the property been continuously classified as held for use, or (b) its fair value at the date of the subsequent decision not to sell.

Historically, we have presented the results of operations of hotel properties that have been sold or considered held for sale as discontinued operations. In April 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The amendments in ASU 2014-08 change the criteria for reporting a discontinued operation and require new disclosures of both discontinued operations and certain other significant disposals that

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

do not meet the definition of a discontinued operation. Only disposals representing a strategic shift in operations that have a major effect on an entity’s operations and financial results should be presented as discontinued operations subsequent to adoption. The Company adopted the pronouncement on October 1, 2014. As a result of this adoption, only the operations of hotels meeting the criteria to be considered held for sale prior to October 1, 2014 are included in discontinued operations for all periods presented as no individual hotel disposition represents a strategic shift in operations or has a major effect on our operations or financial results.

Gains on the sale of real estate are recognized when a property is sold, provided that the profit is determinable, meaning that collectability of the sales price is reasonably assured or can be estimated, and that the earnings process is complete, meaning that the seller is not obligated to perform significant activities after the sale in order to earn the profit. If these criteria are not met, the timing of the sale is determined based on various criteria related to the terms of the transaction and any continuing involvement in the form of management or financial assistance associated with the property. If the sales criteria are not met, the gain is deferred and the finance, installment, or cost recovery method, as appropriate, is applied until the sales criteria are met. To the extent we sell a property and retain a partial ownership interest in the property, we generally recognize a gain to the extent of the third party ownership interest.

Cash and Cash Equivalents

Cash and cash equivalents includes cash and highly liquid investments with original maturities of three months or less when acquired, and are carried at cost which approximates fair value. The Company maintained a major portion of its deposits with Great Western Bank, a Nebraska Corporation, at December 31, 2016 and with US Bank at December 31, 2015. The balances on deposit at Great Western Bank and US Bank may at times exceed the federal deposit insurance limit, however, management believes that no significant credit risk exists with respect to the uninsured portion of these cash balances.

Restricted Cash

Restricted cash consists of cash held in escrow for the replacement of furniture and fixtures or for real estate taxes and property insurance as required under certain loan agreements. For purposes of the statement of cash flows, changes in restricted cash caused by changes in required reserves for real estate taxes or property insurance are shown as operating activities. Changes in restricted cash caused by changes in required reserves for the replacement of furniture and fixtures are shown as investing activities.

Deferred Financing Cost

Direct costs incurred in financing transactions are capitalized as deferred financing costs and amortized to interest expense over the term of the related loan using the effective interest method. Deferred financing costs are presented on the balance sheet as a direct deduction from the associated debt liability.

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Derivative Liabilities

In the normal course of business, the Company is exposed to the effects of interest rate changes, and the Company may enter into derivative instruments including interest rate swaps, caps, and collars to manage or economically hedge interest rate risk. Additionally, prior to the first quarter of 2016, the Company was required to include on the balance sheet certain bifurcated embedded derivative instruments such as conversion features in convertible instruments and certain common stock warrants.

All derivatives recognized by the Company are reported as derivative liabilities on the balance sheet and are adjusted to their fair value at each reporting date. Realized and unrealized gains and losses on derivative instruments are included in net gain (loss) on derivatives and convertible debt with the exception of realized gains and losses related to interest rate instruments which are included in interest expense on the statement of operations.

Noncontrolling Interest

Noncontrolling interest in CHLP represents the limited partners’ proportionate share of the equity in the operating partnership and long-term incentive plan (“LTIP”) units (see Note 12). Earnings and loss are allocated to noncontrolling interest in accordance with the weighted average percentage ownership of CHLP during the period.

Revenue Recognition

Revenue consists of amounts derived from hotel operations, including the sale of rooms, food and beverage, and other ancillary amenities. Revenue from the operation of the hotel properties is recognized when rooms are occupied and services have been rendered. Sales, use, occupancy, and similar taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and therefore are excluded from revenue in the statement of operations.

Income Taxes

The Company qualifies and intends to continue to qualify as a REIT under applicable provisions of the Internal Revenue Code (the “Code”), as amended. In general, under such Code provisions, a trust which has made the required election and, in the taxable year, meets certain requirements and distributes to its shareholders at least 90% of its REIT taxable income, will not be subject to federal income tax to the extent of the income currently distributed to shareholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will be unable to re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT, unless we satisfy certain relief provisions. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property, and to federal income and excise taxes on its undistributed taxable income. Except with respect to the TRS, the Company does not believe that it will be liable for significant federal or state income taxes in future years.

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

A REIT will incur a 100% tax on the net gain derived from any sale or other disposition of property that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We do not believe any of our hotels were held primarily for sale in the ordinary course of our trade or business. However, if the IRS would successfully assert that we held such hotels primarily for sale in the ordinary course of our business, the gain from such sales could be subject to a 100% prohibited transaction tax.

Taxable income from non-REIT activities managed through the TRS, which is taxed as a C-Corporation, is subject to federal, state, and local income taxes. We account for the federal income taxes of our TRS using the asset and liability method. Under this method, deferred income taxes are recognized for temporary differences between the financial reporting bases of assets and liabilities of the TRS and their respective tax bases and for operating loss and tax credit carryforwards based on enacted tax rates expected to be in effect when such amounts are realized or settled. However, deferred tax assets are recognized only to the extent that it is more likely than not that they will be realized based on consideration of available evidence, including tax planning strategies and projections for future taxable income over the periods in which the remaining deferred tax assets are deductible. In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not (defined as a likelihood of more than 50%) that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income.

The Company may recognize a tax benefit from an uncertain tax position when it is more-likely-than-not (defined as a likelihood of more than 50%) that the position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on its technical merits. If a tax position does not meet the more-likely-than-not recognition threshold, despite the Company’s belief that its filing position is supportable, the benefit of that tax position is not recognized in the statement of operations. The Company recognizes interest and penalties, as applicable, related to unrecognized tax benefits as a component of income tax expense. The Company recognizes unrecognized tax benefits in the period that the uncertainty is eliminated by either affirmative agreement to the uncertain tax position by the applicable taxing authority or by expiration of the applicable statute of limitations. For the years ended December 31, 2016, 2015, and 2014, the Company did not record any uncertain tax positions.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are utilized to determine the value of certain liabilities, to perform impairment assessments, to account for hotel acquisitions, and for disclosure purposes. Fair value measurements are classified into a three-tiered fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1: Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Directly or indirectly observable inputs other than quoted prices included in Level 1. Level 2 inputs may include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and model-derived valuations whose inputs are observable.

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Level 3: Unobservable inputs for which there is little or no market data, which require a reporting entity to develop its own assumptions.

Our estimates of fair value were determined using available market information and appropriate valuation methods. Considerable judgment is necessary to interpret market data and develop estimated fair value. The use of different market assumptions or valuation techniques may have a material effect on estimated fair value measurements. We classify assets and liabilities in the fair value hierarchy based on the lowest level of input that is significant to the fair value measurement.

With the exception of fixed rate debt (see Note 8) and other financial instruments carried at fair value, the carrying amounts of the Company’s financial instruments approximates their fair values due to their short-term nature or variable market-based interest rates.

Fair Value Option

Under U.S. GAAP, the Company has the irrevocable option to report most financial assets and financial liabilities at fair value on an instrument by instrument basis, with changes in fair value reported in net earnings. This option was elected for the treatment of the Company’s convertible debt entered into on March 16, 2016 (see Note 7).

Stock-Based Compensation

Stock-based compensation for awards with a service condition only is measured based on the fair value of the award on the date of grant and recognized as compensation expense on a straight line basis over the service period. The compensation cost related to awards for which vesting is contingent upon achieving a market based criteria is measured at the fair value of the award on the date of grant, including consideration of the market criteria, and amortized on a straight line basis over the performance period. The fair value of the award at grant is measured using either the closing stock price on the date of grant (for vested and unvested share awards), the Black-Scholes model (for options and warrants), or a Monte Carlo simulation (for LTIP awards), as appropriate. Compensation cost is recognized as additional paid-in capital for awards of the Company’s common stock and as noncontrolling interest for LTIP awards of CHLP common units.

Recently Adopted Accounting Standards

In November 2014, the FASB issued ASU 2014-16, Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share is More Akin to Debt or to Equity, which clarifies certain of the criteria for determining whether derivative features in a hybrid financial instrument should be separately recognized. ASU 2014-16 is effective for fiscal years beginning after December 15, 2015 and permits either a retrospective or cumulative effect transition method. ASU 2014-16 was adopted by the Company on January 1, 2016 and was utilized in determining the accounting for the 6.25% Series D Cumulative Convertible Preferred Stock (“Series D Preferred Stock”) issued in March 2016 (see Note 10).

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In February 2015, the FASB issued ASU No. 2015-02, Consolidation—Amendments to the Consolidation Analysis, which amends the current consolidation guidance effecting both the VIE and VOE consolidation models. The standard does not add or remove any of the characteristics in determining if an entity is a VIE or VOE, but rather enhances the way the Company assesses some of these characteristics. The Company adopted this standard on January 1, 2016 and concluded that CHLP now meets the criteria to be considered a VIE of which the Company is the primary beneficiary and, accordingly, the Company continues to consolidate CHLP. The Company’s sole significant asset is its investment in CHLP, and consequently, substantially all of the Company’s assets and liabilities represent those assets and liabilities of CHLP. All of the Company’s debt is an obligation of CHLP. This ASU was also used in the determination of the accounting for the Atlanta JV entered into in August 2016 (see Note 5).

In April 2015, the FASB issued ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs, which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the associated debt liability. The Company adopted this standard on January 1, 2016 and presents all debt issuance costs, other than issuance costs related to its revolving credit facility, as a direct deduction from the carrying value of the debt liability. Adoption of this standard was applied retrospectively for all periods presented, effecting only the presentation of the balance sheet. The adoption of this standard did not have a material impact on the Company’s financial position and had no impact on the results of operations or cash flows. For the amounts of the reclassification, see Note 6.

Recently Issued Accounting Standards

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The original updated accounting guidance was effective for annual and interim reporting periods in fiscal years beginning after December 15, 2016, however, in July 2015, the FASB approved a one year delay of the effective date to fiscal years beginning after December 15, 2017. As such, the standard will be effective for the Company on January 1, 2018. The standard permits the use of either the retrospective or cumulative effect transition method. The Company has begun to evaluate each of its revenue streams under the new model. Based on preliminary assessments, the Company does not expect the adoption of this guidance to materially affect the amount or timing of revenue recognition for revenues from room, food and beverage, and other hotel level sales. Furthermore, for real estate sales to third parties, primarily a result of disposition of real estate in exchange for cash with few contingencies, we do not expect the standard to significantly impact the recognition of or accounting for these sales.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes most existing lease guidance in U.S. GAAP when it becomes effective. ASU 2016-02 requires, among other changes to the lease accounting guidance, lessees to recognize most leases on-balance sheet via a right of use asset and lease liability and additional qualitative and quantitative disclosures. ASU 2016-02 is effective for the Company for annual periods in fiscal years beginning after December 15, 2019, permits early adoption, and mandates a modified retrospective transition method. The Company is required to adopt ASU 2016-02 on January 1, 2020. The Company is evaluating the effect that ASU 2016-02 will have on its consolidated financial statements and related disclosures.

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business to assist entities with evaluating whether transactions should be accounted for as acquisitions of assets or business combinations. This standard will be effective for annual periods beginning after December 15, 2017, although early adoption is permitted. The Company is evaluating the effect that ASU 2017-01 will have on its consolidated financial statements and related disclosures.

Reclassifications

Certain amounts in prior year financial statements have been reclassified to conform to current year presentation.

Beginning in the first quarter of 2016, we have revised the classification of cash payments for debt prepayment or extinguishment penalties in our statements of cash flows from where they were previously presented as operating cash flows to financing cash flows. We have concluded that this classification is preferable as these payments are closely related to other financing cash flows, such as the repayment of debt, and reflect the impact of financing decisions made by management. This revised policy is also consistent with the ASU 2016-15, Statement of Cash Flows, which was issued in August 2016 and becomes effective for the Company on January 1, 2018. This revision in classification had the effect of increasing operating cash flows and decreasing financing cash flows by $1,752, $0, and $120 during the years ended December 31, 2016, 2015, and 2014, respectively.

Liquidity

The following disclosure and analysis is pursuant to ASU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. ASU 2014-15 requires the Company to evaluate whether there are conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern within one year after the date the financial statements are issued. To satisfy the requirements of this standard, the Company’s evaluation considered a 15 month period beginning January 1, 2017.

We expect to meet our short-term liquidity requirements through net cash provided by operations, existing cash balances and working capital, short-term borrowings under our revolving credit agreement with Great Western Bank, and the release of restricted cash upon the satisfaction of usage requirements. At December 31, 2016, the Company had $8,326 million of cash and cash equivalents on hand and $1,234 of unused availability under its revolving credit agreement. Our short-term liquidity requirements consist primarily of operating expenses and other expenditures directly associated with our hotel properties, recurring maintenance and capital expenditures necessary to maintain our hotels in accordance with brand standards, interest expense and scheduled principal payments on outstanding indebtedness, restricted cash funding obligations, and the payment of dividends in accordance with the REIT requirements of the Internal Revenue Code and as required in connection with our Series D Preferred Stock (which, as discussed as a subsequent event (see Note 17), was converted to common stock with $9,250 of a new class of stock, Series E Preferred Stock, issued on February 28, 2017). We presently expect to invest approximately $4,000 to $5,000 in capital expenditures related to hotel properties we currently own through March 31, 2018.

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

To maintain our REIT tax status, we generally must distribute at least 90% of our taxable income to our shareholders annually. In addition, we are subject to a 4% non-deductible excise tax if the actual amount distributed to shareholders in a calendar year is less than a minimum amount specified under the federal income tax laws. We have a general dividend policy of paying out approximately 100% of annual REIT taxable income. The actual amount of any future dividends will be determined by the Board of Directors based on our actual results of operations, economic conditions, capital expenditure requirements, and other factors that the Board of Directors deems relevant.

Our longer-term liquidity requirements consist primarily of the cost of acquiring additional hotel properties, renovations and other one-time capital expenditures that periodically are made related to our hotel properties, and scheduled debt payments, including maturing loans. Possible sources of liquidity to fund debt maturities and acquisitions and to meet other obligations include additional secured or unsecured debt financings and proceeds from public or private issuances of debt or equity securities.

Prior to the consideration of any asset sales or our ability to refinance debt subsequent to December 31, 2016, contractual principal payments on our debt outstanding, including normal amortization, total $15,788 through March 31, 2018, including the February 1, 2017 maturity of one of our Western Alliance Bank (“WAB”) loans with a balance at December 31, 2016 of $4,806, the November 6, 2017 maturity of our Cantor loan with a balance at December 31, 2016 of $5,713, the December 1, 2017 maturity of our Morgan Stanley loan with a balance at December 31, 2016 of $912, and the February 1, 2018 maturity of one of our WAB loans with a balance at December 31, 2016 of $2,803. On January 27, 2017, the WAB loan due February 1, 2017 was extended to February 1, 2018. Subsequently, on March 1, 2017, each of these pieces of debt was refinanced with a $90,000 secured credit facility that matures on March 1, 2019. Following this refinancing, contractual principal payments on our debt outstanding at December 31, 2016 through March 31, 2018 totaled approximately $1,100.

NOTE 2. INVESTMENT IN HOTEL PROPERTIES

Investments in hotel properties consisted of the following at December 31:

	As of December 31,
	2016			2015
	Held for sale	Held for use	Total	Held for sale	Held for use	Total
Land	$2,392	$14,020	$16,412	$8,184	$10,683	$18,867
Acquired below market lease intangibles	—	—	—	883	—	883
Buildings, improvements, vehicles	23,118	85,565	108,683	70,932	67,174	138,106
Furniture and equipment	5,427	12,776	18,203	19,170	11,418	30,588
Construction-in-progress	23	63	86	322	133	455

Investment in hotel properties	30,960	112,424	143,384	99,491	89,408	188,899
Less accumulated depreciation	(12,247)	(16,266)	(28,513)	(44,691)	(13,509)	(58,200)

Investment in hotel properties, net	$18,713	$96,158	$114,871	$54,800	$75,899	$130,699

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 3. ACQUISITION OF HOTEL PROPERTIES

On December 14, 2016, the Company acquired one wholly-owned hotel, the Aloft Leawood / Overland Park (Kansas City). The allocation of the purchase price based on fair value, which was determined using Level 3 fair value inputs, was as follows:

Hotel	Land	Buildings, improvements, and vehicles	Furniture and equipment	Total purchase price	Debt originated at acquisition	Issuance of CHLP common units	Net cash
Aloft Leawood, KS	$3,339	$18,046	$1,115	$22,500	$15,925	$50	$6,525

The $22,500 purchase price was funded with the proceeds of two mortgage loans provided by Great Western Bank totaling $15,925, approximately $6,525 in cash, and the issuance of 213,904 common units from CHLP with a value of $50.

During 2015, the Company acquired three wholly-owned hotel properties. The allocation of the purchase price based on fair value, which was determined using Level 3 fair value inputs, was as follows:

Hotel	Acquisition date	Land	Building, improvements, and vehicles	Furniture and equipment	Total purchase price	Assumption of debt	Debt originated at acquisition	Issuance of CHLP common units	Net cash
Hotel Indigo Atlanta, GA	10/2/2015	$800	$8,700	$1,500	$11,000	$—	$5,000	$150	$5,850
Marriott Courtyard Jacksonville, FL	10/2/2015	2,100	11,050	850	14,000	—	10,100	150	3,750
SpringHill Suites San Antonio, TX	10/1/2015	1,597	14,353	1,550	17,500	11,220	—	150	6,130

Total		$4,497	$34,103	$3,900	$42,500	$11,220	$15,100	$450	$15,730

The $42,500 purchase price was funded with the assumption of one loan with an aggregate outstanding principal balance of $11,220 and two newly originated GE Capital loans totaling $15,100 (sold to WAB in April 2016). The remaining $16,180 was funded with approximately $14,900 in cash, approximately $830 of borrowings from the Company’s existing credit facility with Great Western Bank, and the issuance of common units from CHLP. A total of 2,298,879 common units were issued with a value of $450.

There were no hotel acquisitions in 2014.

Included in the statement of operations for the year ended December 31, 2016 and 2015 is total revenue of $12,786 and $2,611 and total operating income of $2,279 and $356, respectively, which represent the results of operations for these four hotels since the date of acquisition.

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 3. ACQUISITION OF HOTEL PROPERTIES (continued)

Pro Forma Results (Unaudited)

The following condensed pro forma financial data is presented as if all acquisitions completed during the years ended December 31, 2016 and 2015 (including the Atlanta JV acquisition subsequently discussed (see Note 5)) had been completed on January 1, 2015 and 2014, respectively. The pro forma results below exclude acquisition costs of $550 and $684 incurred during the years ended December 31, 2016 and 2015, respectively. The condensed pro forma financial data is not necessarily indicative of what actual results of operations of the Company would have been assuming the acquisitions had been consummated on January 1, 2015 and 2014, nor do they purport to represent the results of operations for future periods.

	Years ended December 31,
	2016	2015
Total revenue	$56,741	$73,281
Operating income	$3,970	$6,774
Net Income attributable to common shareholders	$3,755	$10,816
Net Income per share available to common shareholders-basic	$4.94	$14.36
Net Income per share available to common shareholders-diluted	$1.23	$0.32

NOTE 4: DISPOSITION OF HOTEL PROPERTIES AND DISCONTINUED OPERATIONS

As of December 31, 2016, the Company had seven hotels classified as held for sale. At the beginning of 2016, the Company had 16 hotels held for sale and during the year classified an additional 16 hotels as held for sale. Twenty-five of these hotels were sold during 2016. None of the hotels reclassified as held for sale since the Company’s adoption of ASU 2014-08 on October 1, 2014 represent a strategic shift that has (or will have) a major effect on the entity’s operations and financial results. As a result, only hotels classified as held for sale prior to October 1, 2014 (excluding those subsequent reclassified as held for use), none of which remain unsold at December 31, 2016, are included in discontinued operations with all other hotels, including those subsequently sold or classified as held for sale, reported in continuing operations.

In 2016, 2015, and 2014, the Company sold 25 hotels, 17 hotels, and 13 hotels, respectively, resulting in total gains of $24,256, $7,759, and $2,749, respectively, of which $23,575, $4,996, and $0, respectively, was included in continuing operations.

Included in these 2015 sales were two hotels in Alexandria, Virginia that were sold on July 13, 2015 for a combined gross sales price of $19,000. These hotels represent a significant disposition, and as such, their operating results are disclosed. The Alexandria Comfort Inn and Days Inn hotels had combined net earnings (loss) of ($665) and $761 for the years ended December 31, 2015 and 2014, respectively. Net earnings for the year ended December 31, 2015 includes impairment expense of $1,020 which was recognized following the hotels classification as held for sale. Earnings attributable to noncontrolling interest related to these properties for the years ended December 31, 2015 and 2014 were $3 and $1, respectively.

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 4: DISPOSITION OF HOTEL PROPERTIES AND DISCONTINUED OPERATIONS (continued)

The Company allocates interest expense to discontinued operations for debt that is to be assumed or that is required to be repaid as a result of the disposal transaction. The following table sets forth the components of discontinued operations for the years ended December 31, 2016, 2015 and 2014:

	Year ended December 31,
	2016	2015	2014
Revenue	$6	$2,923	$13,579
Hotel and property operations expense	(4)	(1,946)	(10,410)
Depreciation and amortization expense	—	—	(112)
General and administrative expense	—	—	—
Net gain on dispositions of assets	681	2,997	2,751
Interest expense	(5)	(223)	(1,140)
Loss on extinguishment of debt	—	—	(120)
Impairment recovery (loss)	—	121	(1,652)

	$678	$3,872	$2,896

Capital expenditures	$—	$90	$338

NOTE 5. INVESTMENT IN UNCONSOLIDATED JOINT VENTURE

On August 1, 2016, the Company entered into a joint venture with Three Wall Capital LLC and certain of its affiliates (“TWC”) to acquire a 254-room Aloft hotel in downtown Atlanta, Georgia. The Company accounts for the Atlanta JV under the equity method. Condor owns 80% of the Atlanta JV with TWC owning the remaining 20%. The Atlanta JV is comprised of two companies: Spring Street Hotel Property II LLC, of which CHLP indirectly owns an 80% equity interest, and Spring Street Hotel OpCo II LLC, of which our TRS indirectly owns an 80% equity interest. TWC owns the remaining 20% equity interest in these two companies.

On August 22, 2016, the Atlanta JV closed on the acquisition of the Atlanta Aloft for a purchase price of $43,550, subject to working capital and similar adjustments. The purchase price was allocated by the Atlanta JV based on fair value, which was determined using Level 3 fair value inputs, as documented in the table below:

Hotel	Land	Buildings, improvements, and vehicles	Furniture and equipment	Land option (1)	Total purchase price	Debt originated at acquisition	Net cash
Aloft Atlanta, GA	$13,025	$34,048	$2,667	$(6,190)	$43,550	$33,750	$9,800

(1)	The purchase agreement includes a provision which permits the seller to purchase the surface parking lot north of the hotel exercisable for ten years at less than market rates

The purchase price for the Atlanta Aloft was paid with $9,800 in cash, of which $7,840 was contributed by Condor and $1,960 was contributed by TWC, and $33,750 of proceeds from a term loan secured by the property.

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 5. INVESTMENT IN UNCONSOLIDATED JOINT VENTURE (continued)

Condor additionally contributed $1,440 and TWC additionally contributed $360 to the Atlanta JV to cover acquisition costs and to provide working capital to the entity. The term loan, obtained from LoanCore Capital Credit REIT LLC, has an initial term of 24 months with three 12-month extension periods which may be exercised at the Atlanta JV’s option subject to certain conditions and fees. The interest rate is a floating rate calculated on the one-month LIBOR plus 5.0%, and as a condition to closing, the Atlanta JV purchased a LIBOR cap of 3.0%. The current interest rate on the loan is 5.75%. The loan is non-recourse to the Atlanta JV, subject to specified exceptions. The loan is also non-recourse to Condor, except for certain customary carve-outs which are guaranteed by the Company.

Under the Atlanta JV agreement, the Atlanta JV is managed by TWC in accordance with business plans and budgets approved by both partners. Major decisions as detailed in the agreement also require joint approval. Condor may remove TWC as manager of the Atlanta JV and appoint a new manager only upon the occurrence of certain events. The Atlanta Aloft hotel is managed by Boast Hotel Management Company LLC (“Boast”), an affiliate of TWC. The Atlanta JV paid to Boast total management fees of $110 during the year ended December 31, 2016.

Net cash flow and profits from the Atlanta JV will be distributed each fiscal year first with a 10% preferred return on capital contributions to Condor, second with a 10% preferred return on capital contributions to TWC, and third with any remainder distributed to the partners based on their pro-rata equity ownership. Losses are allocated based on pro-rata equity ownership. The Atlanta JV agreement also includes buy-sell rights for both members (generally after three years of hotel ownership for Condor and after five years for TWC) and Condor has a purchase option for TWC’s Atlanta JV ownership interest exercisable between the third and fifth anniversary of the hotel closing.

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 5. INVESTMENT IN UNCONSOLIDATED JOINT VENTURE (continued)

The following tables represent the total assets, liabilities, equity, and components of net income (loss), including the Company’s share, of the Atlanta JV as of and for the year ended December 31, 2016:

As of December 31, 2016
Investment in hotel properties, net	$49,305
Cash and cash equivalents	1,184
Restricted cash, property escrows	464
Accounts receivable, prepaid expenses, and other assets	320

Total Assets	$51,273

Accounts payable, accrued expenses, and other liabilities	$633
Land option liability	6,190
Long-term debt, net of deferred financing costs	33,155

Total Liabilities	39,978
Condor equity	9,036
TWC equity	2,259

Total Equity	11,295

Total Liabilities and Equity	$51,273

Year ended December 31, 2016
Revenue
Room rentals and other hotel services	$3,703
Operating Expenses
Hotel and property operations	2,457
Depreciation and amortization	471
Acquisition	299

Total operating expenses	3,227

Operating income	476
Net loss on disposition of assets	(2)
Net loss on derivative	(6)
Interest expense	(773)

Net loss	$(305)

Condor allocated loss	$(244)
TWC allocated loss	(61)

Net loss	$(305)

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 6. LONG-TERM DEBT

Long-term debt, including debt related to hotel properties held for sale, consisted of the following loans payable at December 31:

Lender	Balance at December 31, 2016	Interest rate at December 31, 2016		Maturity	Amortization provision		Properties encumbered at December 31, 2016	Balance at December 31, 2015
Fixed rate debt
Western Alliance Bank	$4,806	7.17%		02/2017	15 years		2	$10,819
Western Alliance Bank	2,803	4.75%		02/2018	15 years		2	3,864
Cantor Commercial Real Estate Lending	5,713	4.25%		11/2017	30 years		1	5,826
Morgan Stanley Mortgage Capital Holdings, LLC	912	5.83%		12/2017	25 years		4	27,542
Great Western Bank (7)	14,326	4.33%		12/2021	25 years		1	—
Great Western Bank (7)	1,599	4.33%		12/2021	7 years		—	—

Total fixed rate debt	30,159							48,051

Variable rate debt
Great Western Bank (6)	—	4.75	% (1)	06/2018	Interest only		2	3,215
Western Alliance Bank	4,882	4.18	% (2)	11/2020	25 years		1	4,990
Western Alliance Bank	9,863	4.18	% (2)	11/2020	25 years		1	10,079
The Huntington National Bank	7,361	2.87	% (3)	11/2020	25 years		3	9,981
LMREC 2015—CREI, Inc. (Latitude)	11,124	7.00	% (4)	05/2018	$12 monthly	(5)	1	11,220

Total variable rate debt	33,230						18	39,485

Total long-term debt	$63,389							$87,536
Less: Deferred financing costs	(669)							(1,525)

Total long-term debt, net of deferred financing costs	62,720							86,011
Less: Long-term debt related to hotel properties held for sale, net of deferred financing costs of $55 and $736	(5,945)							(41,344)

Long-term debt related to hotel properties held for use, net of deferred financing costs of $614 and $789	$56,775							$44,667

(1)	Prime rate plus 1%; was fixed rate debt at 4.5% prior to amendment on June 5, 2015
(2)	90-day LIBOR plus 3.25%
(3)	30-day LIBOR plus 2.25%, fixed at 4.13% after giving effect to interest rate swap
(4)	30-day LIBOR plus 6.25% 30-day LIBOR capped at 1.0% after giving effect to market rate cap (see Note 8)
(5)	$12 monthly payment began May 2016
(6)	Total availability under this revolving credit facility was $1,234 at December 31, 2015; commitment fee on unused facility is 0.25%
(7)	Both loans are collateralized by Aloft Leawood

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 6. LONG-TERM DEBT (continued)

At December 31, 2016, we had long-term debt of $57,389 associated with assets held for use with a weighted average term to maturity of 2.9 years and a weighted average interest rate of 4.89%. Of this total, at December 31, 2016, $26,079 is fixed rate debt with a weighted average term to maturity of 2.8 years and a weighted average interest rate of 4.78% and $31,310 is variable rate debt with a weighted average term to maturity of 2.9 years and a weighted average interest rate of 4.98%. At December 31, 2015, we had long-term debt of $45,455 associated with assets held for use with a weighted average term to maturity of 3.3 years and a weighted average interest rate of 4.98%. Of this total, at December 31, 2015, $12,439 is fixed rate debt with a weighted average term to maturity of 1.6 years and a weighted average interest rate of 5.63% and $33,016 is variable rate debt with a weighted average term to maturity of 3.9 years and a weighted average interest rate of 4.74%.

Debt is classified as held for sale if the properties collateralizing it are held for sale. Debt associated with assets held for sale is classified in the table below based on its contractual maturity although the balances are expected to be repaid within one year upon the sale of the related hotel properties. Aggregate annual principal payments on debt for the next five years and thereafter are as follows:

	Held for sale	Held for use	Total
2017	$1,574	$11,333	$12,907
2018	2,603	12,065	14,668
2019	52	1,120	1,172
2020	1,771	19,199	20,970
2021	—	13,672	13,672

Total	$6,000	$57,389	$63,389

As discussed further in the Subsequent Events footnote (see Note 17), on January 27, 2017, the WAB loan with a balance of $4,806 at December 31, 2016 due February 1, 2017 was extended to February 1, 2018. On March 1, 2017 a significant portion of the Company’s debt (including all debt outstanding at December 31, 2016 with the exception of the two variable rate WAB loans and the two fixed rate Great Western Bank loans) was refinanced with a $90,000 secured credit facility that matures on March 1, 2019.

Financial Covenants

The Company’s debt agreements contain requirements as to the maintenance of minimum levels of debt service and fixed charge coverage and required loan-to-value and leverage ratios, and place certain restrictions on dividends. As of December 31, 2016, we were in compliance with our financial covenants.

If we fail to pay our indebtedness when due, fail to comply with covenants or otherwise default on our loans, unless waived, we could incur higher interest rates during the period of such loan defaults, be required to immediately pay our indebtedness, and ultimately lose our hotels through lender foreclosure if we are unable to obtain alternative sources of financing with acceptable terms. Our Great Western Bank and certain of our WAB facilities contain cross-default provisions which would allow Great Western Bank and WAB to declare a default

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 6. LONG-TERM DEBT (continued)

and accelerate our indebtedness to them if we default on our other loans and such default would permit that lender to accelerate our indebtedness under any such loan. As of December 31, 2016, we are not in default of any of our loans.

2014 Convertible Loan

On January 9, 2014, we entered into an unsecured convertible loan agreement with Real Estate Strategies, L.P. (“RES”), for a revolving line of credit of up to $2,000 with an annual interest rate equal to LIBOR plus 7%. During the first quarter of 2014, the Company borrowed the full amount of $2,000 available under the loan agreement.

Upon issuance, it was determined that the conversion feature should be bifurcated from its host instrument and accounted for as a freestanding derivative liability as there was no explicit limit to the number of shares to be delivered upon settlement of the conversion option. The initial fair value of the conversion feature was determined to be $151 and was recorded as a derivative liability with the offset recorded as a debt discount against the convertible loan.

RES applied the amount owed to it under the loan to purchase 192,307 shares of newly issued common stock. On June 11, 2014, the effective purchase date, $1,950, the fair value of the shares issued, was recorded in equity, and a gain of $88 was recorded in other income to reflect the change in fair value from March 31, 2014 to the date of conversion of the convertible loan, amortized debt discount, and the separately accounted for embedded derivative.

NOTE 7: CONVERTIBLE DEBT AT FAIR VALUE

As part of an agreement entered into on March 16, 2016 (the “Exchange Agreement”) with RES (see Note 10), the Company issued to RES a Convertible Promissory Note (the “Note”), bearing interest at 6.25% per annum, in the principal amount of $1,012. If the Series D Preferred Stock is outstanding, RES at its option may at any time elect to convert the Note, in whole or part, by notice delivered to the Company, into a number of shares of Series D Preferred Stock determined by dividing the principal amount of the Note to be converted by $10.00. Any time the Series D Preferred Stock is required by its terms to be converted into common stock of the Company (see Note 10), the Note will be automatically converted into the number of shares of common stock that RES would have received had RES converted this Note into Series D Preferred Stock immediately prior to the conversion of the Series D Preferred Stock. Any such conversion shall be reduced such that RES, together with its affiliates, does not beneficially own more than 49% of the voting stock of the Company and shall reduce the principal amount of the Note proportionally.

The Company has made an irrevocable election to record this Note in its entirety at fair value utilizing the fair value option available under U.S. GAAP in order to more accurately reflect the economic value of this Note. As such, gains and losses on the Note are included in net gain (loss) on derivatives and convertible debt within net earnings each reporting period. Losses related to this Note were recognized totaling $303 during the year ended December 31, 2016. The fair value of the Note is determined using a Monte Carlo simulation model. The Monte Carlo simulation method is a generally accepted statistical method used to generate a defined number of stock price paths in order to develop a reasonable estimate of the range of future expected stock prices of the Company

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 7: CONVERTIBLE DEBT AT FAIR VALUE (continued)

and its peer group and minimize standard error. The fair value of the Note on the date of issuance was determined to be equal to its principal amount. Interest expense related to this Note is recorded separately from other changes in its fair value within interest expense each period.

The following table represents the difference between the fair value and the unpaid principal balance of the Note as of December 31, 2016:

	Fair value as of December 31, 2016	Unpaid principal balance as of December 31, 2016	Fair value carrying amount over/(under) unpaid principal
6.25% Convertible Debt	$1,315	$1,012	$303

NOTE 8: FAIR VALUE MEASUREMENTS AND DERIVATIVE INSTRUMENTS

Our determination of fair value measurements is based on the assumptions that market participants would use in pricing the asset or liability. At December 31, 2016, the Company’s convertible debt (see Note 7) and certain derivative instruments were the only financial instruments measured in the financial statements at fair value on a recurring basis. Nonrecurring fair value measurements were utilized in the determination of the fair value of acquired hotel properties and related assumed debt in 2016 and 2015 (see Note 3), the acquisition accounting performed by the Atlanta JV in 2016 (see Note 5), the accounting for the equity transactions that occurred in March 2016 (see Note 10), and in the valuation of impaired hotels during the years ended December 31, 2016, 2015, and 2014.

Derivative Instruments

Currently, the Company uses derivatives, such as interest rate swaps and caps, to manage its interest rate risk. The fair value of interest rate positions is determined using the standard market methodology of netting the discounted expected future cash receipts and payments. Variable interest rates used in the calculation of projected receipts and payments on the positions are based on an expectation of future interest rates derived from observable market interest rate curves and volatilities. Derivatives expose the Company to credit risk in the event of non-performance by the counterparties under the terms of the agreements. The Company believes it minimizes this credit risk by transacting with major creditworthy financial institutions. These interest rate positions at December 31, 2016 and 2015 are as follows:

Associated debt	Type	Terms	Effective Date	Maturity Date	Notional amount at December 31, 2016		Notional amount at December 31, 2015
Huntington	Swap	Swaps 30-day LIBOR + 2.25% for fixed rate of 4.13%; cancellable at Company’s option anytime after 11/01/2018 without penalty	11/2015	11/2020	$7,361	(1)	$9,981	(1)
Latitude	Cap	Caps 30-day LIBOR at 1.0%	03/2016	06/2017	$11,124	(1)	$—
Latitude	Cap	Caps 30-day LIBOR at 2.5%	10/2015	05/2016	$—		$11,220	(1)

(1)	Notional amounts amortize consistently with the principal amortization of the associated loans

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 8: FAIR VALUE MEASUREMENTS AND DERIVATIVE INSTRUMENTS (continued)

Additionally, prior to the execution of the Exchange Agreement (see Note 10) on March 16, 2016 which extinguished the instrument, the Company was required to bifurcate and include on the balance sheet at fair value the embedded conversion option in the 6.25% Series C Cumulative Convertible Preferred Stock (“Series C Preferred Stock”) due to the presence of an antidilution provision that required an adjustment in the common stock conversion ratio should subsequent issuances of the Company’s common stock be issued below the instrument’s original conversion price of $52.00 per share. As a result of a subscription rights offering by the Company which concluded on June 6, 2014 (see Note 9), the conversion price of the Series C Preferred Stock, pursuant to its terms, was adjusted to $10.40, the exercise price of the subscription rights for a share of common stock, where the conversion price remained until the instrument’s extinguishment.

Similarly, prior to the execution of the Exchange Agreement, the terms of the common stock warrants issued to the holders of the Series C Preferred Stock (see Note 10) also included an antidilution provision that required a reduction in the warrant’s exercise price of $62.40 should the conversion ratio of the Series C Preferred Stock be adjusted due to antidilution provisions. Accordingly, the warrants did not qualify for equity classification, and, as a result, the fair value of the derivative was shown as a derivative liability on the balance sheet. As a result of a subscription rights offering by the Company which concluded on June 6, 2014 (see Note 9), the exercise price of the warrants for a share of common stock was adjusted to $12.48, equal to 120% of the adjusted conversion price of the Series C Preferred Stock. With the execution of the Exchange Agreement, this provision of these warrants was effectively eliminated and the conversion price was locked permanently at $12.48. Following this modification of terms, the warrants qualify for equity classification and were reclassified to additional paid-in capital at their fair value of $611 on the date of the modification.

The fair value of the derivative liabilities recognized in connection with the Series C Preferred Stock was determined using the Monte Carlo simulation method.

All derivatives recognized by the Company are reported as derivative liabilities on the balance sheet and are adjusted to their fair value at each reporting date. All gains and losses on derivative instruments are included in net gain (loss) on derivatives and convertible debt and with the exception of realized gains and losses related to the interest rate instruments, which are included in interest expense on the statements of operations. Net gains (losses) of $6,680, $11,578, and ($14,430) were recognized related to derivative instruments for the years ended December, 2016, 2015, and 2014, respectively.

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 8: FAIR VALUE MEASUREMENTS AND DERIVATIVE INSTRUMENTS (continued)

Recurring Fair Value Measurements

The following tables provide the fair value of the Company’s financial liabilities carried at fair value and measured on a recurring basis:

There were no transfers between levels during the years ended December 31, 2016, 2015, or 2014.

	Fair value at December 31, 2016	Level 1	Level 2	Level 3
Interest rate derivative	$8	$—	$8	$—
Convertible debt	1,315	—	—	1,315

	$1,323	$—	$8	$1,315

	Fair value at December 31, 2015	Level 1	Level 2	Level 3
Series C preferred embedded derivative	$6,271	$—	$—	$6,271
Warrant derivative	2,411	—	—	2,411
Interest rate derivatives	77	—	77	—

	$8,759	$—	$77	$8,682

The following table presents a reconciliation of the beginning and ending balances of items measured at fair value on a recurring basis that use significant unobservable inputs (Level 3) and the related gains and losses recorded in the statement of operations during the periods:

	Year ended December 31,
	2016				2015
	Series C Preferred embedded derivative	RES warrant derivative	Convertible debt	Total	Series C Preferred embedded derivative	RES warrant derivative	Total
Fair value, beginning of period	$6,271	$2,411	$—	$8,682	$13,804	$6,533	$20,337
Net (gains) losses recognized in earnings	(4,848)	(1,800)	303	(6,345)	(7,533)	(4,122)	(11,655)
Purchase and issuances	—	—	1,012	1,012	—	—	—
Sales and settlements	(1,423)	—	—	(1,423)	—	—	—
Gross transfers into Level 3	—	—	—	—	—	—	—
Gross transfers out of Level 3 (1)	—	(611)	—	(611)	—	—	—

Fair value, end of period	$—	$—	$1,315	$1,315	$6,271	$2,411	$8,682

Total unrealized (gains) losses during the period included in earnings related to instruments held at end of period	$—	$—	$303	$303	$(7,533)	$(4,122)	$(11,655)

(1)	RES warrants were permanently reclassified to additional paid-in capital as discussed above

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 8: FAIR VALUE MEASUREMENTS AND DERIVATIVE INSTRUMENTS (continued)

Fair Value of Debt

The Company estimates the fair value of its fixed rate debt by discounting the future cash flows of each instrument at estimated market rates or credit spreads consistent with the maturity of debt obligations with similar credit policies. Credit spreads take into consideration general market conditions and maturity. The inputs utilized in estimating the fair value of debt are classified in Level 2 of the fair value hierarchy. The carrying value, net of deferred financing costs, and estimated fair value of the Company’s debt, excluding convertible debt, which is presented in the balance sheet at fair value, is presented in the table below:

	Carrying value at December 31,		Estimated fair value at December 31,
	2016	2015	2016	2015
Held for use	$56,775	$44,667	$57,456	$45,771
Held for sale	5,945	41,344	6,433	43,508

Total	$62,720	$86,011	$63,889	$89,279

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 8: FAIR VALUE MEASUREMENTS AND DERIVATIVE INSTRUMENTS (continued)

Impaired Hotel Properties

In the performance of impairment analysis for both held for sale and held for use properties, fair value is determined with the assistance of independent real estate brokers and through the use of revenue multiples based on the Company’s experience with hotel sales as well as available industry information. For held for sale properties, estimated selling costs are based on our experience with similar asset sales. These are considered Level 3 inputs. All impairment in the table below related to held for use properties relates to impairments taken when those properties were previously held for sale or upon their reclassification to held for use. The amount of impairment and recovery of previously recorded impairment recognized in the years ended December 31, 2016, 2015, and 2014 is shown in the table below:

			Year ended December 31,
	2016		2015		2014
	Number of hotels	Impairment (loss) recovery	Number of hotels	Impairment (loss) recovery	Number of hotels	Impairment (loss) recovery
Continuing Operations:
Held for sale hotels:
Impairment loss	4	$(1,273)	—	$—	—	$—
Sold hotels:
Impairment loss	1	(204)	6	(3,914)	2	(1,388)
Recovery of impairment	—	—	1	85	1	119

Net impairment loss reported in continuing operations	5	$(1,477)	7	$(3,829)	3	$(1,269)

Discontinued Operations:
Sold hotels:
Impairment loss	—	$—	1	$(117)	8	$(2,450)
Recovery of impairment	—	—	3	238	5	798

Net impairment loss reported in discontinued operations	—	$—	4	$121	13	$(1,652)

Total net impairment:	5	$(1,477)	11	$(3,708)	16	$(2,921)

NOTE 9. COMMON STOCK

The Company’s common stock is duly authorized, full paid, and non-assessable.

On March 11, 2015, an executive officer exercised a warrant to purchase 35,060 shares at the price of $9.88 per share (see Note 12).

The Company concluded a subscription rights offering on June 6, 2014. Each subscription right entitled its holder to purchase one share of common stock of the Company for $10.40 per share. Subscription rights to purchase 274,954 shares of common stock were exercised for $2,860, of which $2,000 was paid by the conversion of a loan owed by the Company to RES (see Note 6). The Company incurred issuance costs of $218.

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 10. PREFERRED STOCK

On March 16, 2016, the Company entered into a series of agreements providing for:

•	the issuance and sale of Condor’s Series D Preferred Stock under a private transaction to SREP III Flight-Investco, L.P. (“SREP”), an affiliate of StepStone Group LP;

•	the exchange of all of Condor’s outstanding Series C Preferred Stock for Series D Preferred Stock; and

•	the cash redemption of all of Condor’s outstanding 8% Series A Cumulative Preferred Stock (“Series A Preferred Stock”) and 10% Series B Cumulative Preferred Stock (“Series B Preferred Stock”).

In connection with these transactions, the Company and SREP entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) dated March 16, 2016 pursuant to which Condor issued and sold 3,000,000 shares of Series D Preferred Stock to SREP on the March 16, 2016 for an aggregate purchase price of $30,000. The Stock Purchase Agreement required that $20,147 of the purchase price be deposited into an escrow account for the purpose of effecting the redemption of the Series A and Series B Preferred Stock and that the remaining amount of the purchase price be delivered to Condor.

Simultaneously, the Company entered into the Exchange Agreement with RES pursuant to which all 3,000,000 outstanding shares of Series C Preferred Stock were exchanged for 3,000,000 shares of Series D Preferred Stock. Under the Exchange Agreement, in lieu of payment of accrued and unpaid dividends in the amount of $4,947 on the Series C Preferred Stock, Condor (a) paid to RES an amount of cash equal to $1,484, (b) issued to RES 245,156 shares of Series D Preferred Stock (such that RES, IRSA Inversiones y Representaciones Sociedad Anónima (“IRSA”), and their affiliates do not beneficially own in excess of 49% of the voting stock of Condor) and (c) issued to RES a convertible promissory note, bearing interest at 6.25% per annum, in the principal amount of $1,012 (see Note 7).

Pursuant to the Stock Purchase Agreement, on April 15, 2016, Condor redeemed all of the outstanding Series A and Series B Preferred Stock, in accordance with redemption notices issued on March 16, 2016, as follows:

•	all 803,270 outstanding shares of the Series A Preferred Stock at the redemption price of $10.00 per share plus $2.084940 per share in accrued and unpaid dividends (plus compounded interest) through the redemption date for a total redemption price of $9,707; and

•	all 332,500 outstanding shares of the Series B Preferred Stock at the redemption price of $25.00 per share plus $6.354167 per share in accrued and unpaid dividends through the redemption date for a total redemption price of $10,425.

The effect of these transactions on the Company’s preferred stock and the key terms of the remaining series of the Company’s preferred stock are discussed individually below.

Series A Preferred Stock

On December 30, 2005, the Company offered and sold 1,521,258 shares of Series A Preferred Stock. At December 31, 2015, 803,270 shares of Series A Preferred Stock remained outstanding until the completion of the redemption on April 15, 2016.

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 10. PREFERRED STOCK (continued)

Dividends on the Series A Preferred Stock were cumulative and payable monthly in arrears on the last day of each month, at the annual rate of 8% of the $10.00 liquidation preference per share, equivalent to a fixed annual amount of $.80 per share. The Company was able to redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time for cash at a redemption price of $10.00 per share, plus all accrued and unpaid dividends. Commencing with dividends due on December 31, 2013, the Company suspended payment of dividends on its Series A Preferred Stock to preserve capital and improve liquidity. Unpaid dividends accumulated and bore additional dividends at 8%, compounded monthly. Accumulated but unpaid dividends were $1,452, or $1.807 per share, as of December 31, 2015. These dividends were not reflected as an obligation on the balance sheet.

Holders of the Series A Preferred Stock generally had no voting rights. However, if dividends on the Series A Preferred Stock were in arrears for six consecutive months or nine months (whether or not consecutive) in any twelve-month period, holders of the Series A Preferred Stock, voting together as a single class with all series of preferred stock for which like voting rights are exercisable, were entitled to elect two directors. At the Company’s annual meeting on June 10, 2015, holders of the Series A Preferred Stock and Series B Preferred Stock, voting as one class, elected two directors. With the issuance of the redemption notices on March 16, 2016 and the redemption funds deposited in escrow, all rights of the holders of the Series A Preferred Stock were terminated with the exception of the right to receive the redemption price, including the right to board representation.

The difference between the recorded value of the Series A Preferred Stock prior to the issuance of the redemption notice and the redemption value of the Series A Preferred Stock plus related expenses, a total of $2,326, was recorded as a reduction of accumulated deficit during the year ended December 31, 2016 as the amount is considered a deemed dividend on the Series A Preferred Stock. Of this amount, $874 was recorded as a reduction of net earnings attributable to common shareholders as the portion of this deemed dividends that was in excess of preferred dividends deducted to arrive at net earnings attributable to common shareholders in previous periods.

Series B Preferred Stock

At December 31, 2015, there were 332,500 shares of Series B Preferred Stock outstanding, originally sold on June 3, 2008, which remained outstanding until the completion of the redemption on April 15, 2016.

Dividends on the Series B Preferred Stock were cumulative and are payable quarterly in arrears on each March 31, June 30, September 30, and December 31, or, if not a business day, the next succeeding business day, at the annual rate of 10.0% of the $25.00 liquidation preference per share, equivalent to a fixed annual amount of $2.50 per share. The Company was able to redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends. Also, upon a change of control, each outstanding share of the Company’s Series B Preferred Stock would be redeemed for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends. Commencing with dividends due on December 31, 2013, the Company suspended payment of dividends on its Series B Preferred Stock to preserve capital and improve liquidity. Unpaid dividends on the Series B Preferred Stock did not bear interest. Unpaid dividends were $1,870 or $5.625 per share, as of December 31, 2015. These dividends were not reflected as an obligation on the balance sheet.

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 10. PREFERRED STOCK (continued)

Holders of the Series B Preferred stock generally had no voting rights. However, if the dividends on the Series B Preferred Stock were in arrears for six or more quarterly periods (whether or not consecutive), holders of the Series B Preferred Stock, voting together as a single class with all series of preferred stock for which like voting rights are exercisable, would be entitled to elect two directors. At the Company’s annual meeting on June 10, 2015, holders of Series A Preferred Stock and Series B Preferred Stock, voting as one class, elected two directors. With the issuance of the redemption notices on March 16, 2016 and the redemption funds deposited in escrow, all rights of the holders of the Series B Preferred Stock were terminated with the exception of the right to receive the redemption price, including the right to board representation.

The difference between the recorded value of the Series B Preferred Stock prior to the issuance of the redemption notice and the redemption value of the Series B Preferred Stock, a total $2,781, was recorded as a reduction of accumulated deficit during the year ended December 31, 2016 as the amount is considered a deemed dividend on the Series B Preferred Stock. Of this amount, $911 was recorded as a reduction of net earnings attributable to common shareholders as the portion of this deemed dividend that was in excess of preferred dividends deducted to arrive at net earnings attributable to common shareholders in previous periods.

Series C Preferred Stock and RES Warrants

The Company entered into a Purchase Agreement dated November 16, 2011 for the issuance and sale of Series C Preferred Stock and warrants under a private transaction with RES. In two closings on February 1, 2012 and February 15, 2012, the Company completed the sale to RES of 3,000,000 shares of Series C Preferred Stock and 576,923 warrants to purchase shares of common stock. All of the Series C Preferred Stock remained outstanding prior to the execution of the Exchange Agreement on March 16, 2016. The 576,923 warrants remained outstanding at December 31, 2016 with a current exercise price of $12.48 per share (see Note 8) and an expiration date of January 31, 2017. As discussed further in Subsequent Events (see Note 17), these warrants were exchanged for newly issued warrants in January 2017.

Each of the 3,000,000 shares of Series C Preferred Stock was convertible, in whole or in part, at RES’s option, at any time, but subject to RES’s beneficial ownership limitation, into the number of shares of common stock equal to the $10.00 per share liquidation preference, divided by the conversion price then in effect, which is equal to the rate of 0.9615385 shares of common stock for each share of Series C Preferred Stock. As a result of the subscription rights offering concluded on June 6, 2014 (see Note 9), the conversion price was adjusted downward from $52.00 to $10.40, equal to the public offering price of our common stock in the subscription rights offering, where the conversion price remained until the instrument’s extinguishment. A holder of Series C Preferred Stock would not have conversion rights to the extent the conversion would cause the holder and its affiliates to beneficially own more than 34% of voting stock (the “Beneficial Ownership Limitation”). “Voting stock” means capital stock having the power to vote generally for the election of directors of the Company. A holder of warrants would similarly not have exercise rights to the extent the exercise of a warrant would cause the holder and its affiliates to own capital stock in an amount exceeding the Beneficial Ownership Limitation.

Each share of Series C Preferred Stock was entitled to a dividend of $0.625 per year payable in equal quarterly dividends. Commencing with dividends due on December 31, 2013, the Company suspended payment of

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 10. PREFERRED STOCK (continued)

dividends on its Series C Preferred Stock to preserve capital and improve liquidity. Unpaid dividends accumulated and bore additional dividends at 6.25%, compounded quarterly. Accumulated but unpaid dividends were $4,492, or $1.497 per share, as of December 31, 2015. These dividends are not reflected as an obligation on the balance sheet.

The Series C Preferred Stock voted with the common stock as one class, subject to certain voting limitations. For any vote, the voting power of the Series C Preferred Stock was equal to the lesser of: (a) 0.12096 vote per share or (b) an amount of votes per share such that the vote of all shares of Series C Preferred Stock in the aggregate equal 34% of the combined voting power of all the Company voting stock, minus an amount equal to the number of votes represented by the other shares of voting stock beneficially owned by RES and its affiliates.

On March 16, 2016, the Series C Preferred Stock was extinguished under the Exchange Agreement discussed above. Upon this extinguishment, the difference between the recorded value of the Series C Preferred Stock prior to the exchange and the fair value of the consideration received in the exchange, a total of $20,366, was recorded as a reduction of accumulated deficit as the amount is considered a deemed dividend on the Series C Preferred Stock. Of this amount, $15,874 was recorded as a reduction of net earnings attributable to common shareholders as the portion of this deemed dividend that was in excess of preferred dividends deducted to arrive at net earnings attributable to common shareholders in previous periods.

Series D Preferred Stock

Following the execution of the Stock Purchase Agreement and Exchange Agreement on March 16, 2016, there were 6,245,156 shares of Series D Preferred Stock outstanding.

The Series D Preferred stockholders rank senior to the Company’s common stock and any other preferred stock issuances and receive preferential cumulative cash dividends at a rate of 6.25% per annum, payable quarterly in arrears on each March 31, June 30, September 30, and December 31, or, if not a business day, the next succeeding business day, of the $10.00 face value per share. Dividends on the Series D Preferred Stock accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends, whether or not such dividends are declared, and whether or not such dividends are prohibited by agreement. Whenever the dividends on the Series D Preferred Stock are in arrears for four consecutive quarters, then upon notice by holders of in the aggregate not less than 40% of the outstanding Series D Preferred Stock, the Company will (a) take all appropriate action reasonably within its means to maximize the assets legally available for paying such dividends and to monetize such assets (for example, but without limiting the generality of the foregoing, by selling or liquidating all of some of the Company’s assets or by selling the Company as a going concern), (b) pay out of all such assets legally available (including any proceeds from any sale or liquidation of such assets) the maximum possible amount of such unpaid dividends, and (c) thereafter, at any time and from time to time when additional assets of the Company (including any proceeds from any sale or liquidation of such assets) become legally available to pay such unpaid dividends, pay such remaining unpaid dividends until all dividends accumulated on the Series D Preferred Stock have been fully paid. Dividends on the Series D Preferred Stock were paid on June 30, 2016, September 30, 2016, and January 3, 2017 which included all amounts due through those dates.

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 10. PREFERRED STOCK (continued)

Each share of Series D Preferred Stock is convertible, at the option of the holder, at any time into a number of shares of common stock determined by dividing the conversion price of $10.40 into an amount equal to the $10.00 face value per share plus accrued and unpaid dividends, if any. The conversion price is subject to anti-dilution adjustments upon the occurrence of stock splits and stock dividends. Each outstanding share of Series D Preferred Stock will be converted into a number of shares of common stock determined by dividing the conversion price of $10.40 into the $10.00 face value per share, which is equal to a rate of 0.9615385 shares of common stock for each share of Series D Preferred Stock, automatically upon closing of a Qualified Offering (defined as a single offering of common stock of at least $50,000 or up to three offerings in the aggregate of at least $75,000, all with certain minimum prices per share and a potential make whole payment required in certain scenarios) without any further action by the holders of such shares or the Company.

The Series D Preferred Stock is redeemable by the Company at any time subject to certain restrictions, in whole or in a partial redemption of up to $30,000, at $12.00 per share on or before March 16, 2019, $13.00 per share from March 16, 2019 to March 16, 2020, and $14.00 per share on or after March 16, 2020, plus all accrued and unpaid dividends. If a Qualified Offering has not occurred on or before September 30, 2021, holders that hold in the aggregate not less than 40% of the outstanding shares of the Series D Preferred Stock have the right to elect to have the Company fully liquidate in a commercially reasonable manner as determined by the Board of Directors of the Company to provide for liquidation distributions to the holders of the Series D Preferred Stock in an amount per share equal to $14.00 in cash plus accrued and unpaid dividends. Once this right has been exercised and the Company has been notified, the dividend rate on the Series D Preferred Stock after September 30, 2021 will increase from 6.25% per annum to 12.5% per annum. The holders of Series D Preferred Stock vote their Series D Preferred Stock as a single class with the holders of the common stock on all matters submitted to such holders for vote or consent. For each such vote or consent, each share of Series D Preferred Stock entitles the holder to cast one vote for each whole vote (rounded to the nearest whole number) that such holder would be entitled to cast had such holder converted its Series D Preferred Stock into shares of common stock as of the date immediately prior to the record date for determining the shareholders of the Company eligible to vote on any such matter.

The fair value of the Series D Preferred Stock was determined to be equal to its face value on the date of issuance.

As discussed further as a subsequent event (see Note 17), on February 28, 2017, the holders of the Series D Preferred Stock voluntarily converted to common stock. At the time of conversion, the Series D holders were granted $9,250 of newly created Series E Preferred Stock.

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 10. PREFERRED STOCK (continued)

Impact of Preferred Stock on Net Earnings (Loss) Attributable to Common Shareholders

The components of dividends declared and undeclared and in kind dividends deemed on preferred stock are as follows:

	Year ended December 31,
	2016	2015	2014
Preferred A dividends accrued at stated rate	$222	$727	$671
Preferred A additional deemed dividends upon redemption	652	—	—
Preferred B dividends accrued at stated rate	243	831	831
Preferred B additional deemed dividends upon redemption	668	—	—
Preferred C dividends accrued at stated rate	455	2,074	1,950
Preferred C additional deemed dividends at exchange	15,418	—	—
Preferred D dividends accrued at stated rate	3,090	—	—

Dividends declared and undeclared and in kind dividends deemed on preferred stock	$20,748	$3,632	$3,452

NOTE 11. NONCONTROLLING INTEREST OF COMMON UNITS IN CHLP

At December 31, 2016 and 2015, 7,872,943 and 7,659,039 of CHLP’s common units were outstanding, respectively. These amounts include 2,609,791 and 2,395,887 common units held by limited partners at December 31, 2016 and 2015, respectively, and 5,263,152 LTIP units outstanding at December 31, 2016 and 2015 which were not yet earned at those dates (see Note 12). The combined redemption value for the common units and LTIP units was $2,008 and $1,197 at December 31, 2016 and 2015, respectively.

Our ownership interest in CHLP as of December 31, 2016, 2015, and 2014 was 97.8%, 90.1%, and 99.9%, respectively, which includes consideration of the common units of the limited partners as well as the LTIP units. The Company’s increased ownership interest in CHLP during 2016 was primarily the result of the contribution to CHLP of the proceeds from the Series D Preferred Stock issuance during the first quarter of 2016 which was partially offset by the proceeds used to redeem the Series A and B Preferred Stock, which were withdrawn from CHLP, in the second quarter of 2016 (see Note 10). The Company’s decreased ownership in CHLP during 2015 was a result of two events. On March 2, 2015, the Company granted an equity award of 5,263,152 LTIP units to an executive officer representing profit interests in the Company’s operating partnership (see Note 12). On October 1 and 2, 2015, as partial consideration for the purchase of hotels (see Note 3), 2,298,879 common units in CHLP were issued.

Each limited partner of CHLP may, subject to certain limitations, require that CHLP redeem all or a portion of his or her common units at any time after a specified period following the date the units were acquired, by delivering a redemption notice to CHLP. When a limited partner tenders common units for redemption, the Company can, at its sole discretion, choose to purchase the units for either (1) a number of shares of Company common stock at a rate of one share of common stock for each 52 common units redeemed or (2) cash in an

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 11. NONCONTROLLING INTEREST OF COMMON UNITS IN CHLP (continued)

amount equal to the market value of the number of shares of Company common stock the limited partner would have received if the Company chose to purchase the units for common stock. No common units were redeemed in 2016, 2015, or 2014.

NOTE 12. STOCK-BASED COMPENSATION

The Company previously had a 2006 Stock Plan which had been approved by the Company’s shareholders. The 2006 Stock Plan authorized the grant of stock options, stock appreciation rights, restricted stock, and stock bonuses for up to 9,615 shares of common stock. The 2006 Stock Plan expired on December 31, 2015.

As a replacement for the 2006 Stock Plan, the Board of Directors adopted the Condor 2016 Stock Plan, which was approved by the Company’s shareholders at the annual shareholders meeting on June 15, 2016. The 2016 Stock Plan authorizes the issuance of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, deferred stock units, and other forms of stock-based compensation. The maximum number of shares of the Company’s common stock that may be issued under the 2016 Stock Plan is 461,538, provided, however, that awards under this plan may not exceed 38,461 shares of common stock prior to the conversion into common stock of all shares of Series D Preferred Stock (see Note 10).

Options and Unvested Share Awards

At December 31, 2016, the Company had a total of 865 vested stock options outstanding with a weighted average exercise price of $48.945 per share and no unvested stock options or unvested share awards outstanding.

Warrants

On March 2, 2015, the Company granted a warrant to an executive officer of the Company outside of the 2006 Stock Plan as an inducement material to the executive’s acceptance of employment. The warrant entitles the executive to purchase a total of 101,213 authorized but previously unissued shares of the Company’s common stock with a grant date price at (i) $9.88 per share (the adjusted closing bid price of the common stock on Nasdaq on March 2, 2015) if at least one-third but not more than one-half of the shares were purchased on or prior to March 17, 2015, and (ii) $12.48 per share for shares purchased after. The warrant has a three-year term. The executive officer exercised the warrant in part to purchase 35,060 shares on March 11, 2015 at the price of $9.88 per share. The warrant remains exercisable for 66,153 shares at an exercise price of $12.48 per share. As of December 31, 2016, the total unrecognized compensation cost related to the warrants was approximately $115, which is expected to be recognized over the next 14 months.

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 12. STOCK-BASED COMPENSATION (continued)

The Company records compensation expense for warrants based on the estimated fair value of the warrants on the date of grant determined using the Black-Scholes option-pricing model. The Company uses historical data among other factors to estimate expected price volatility, expected warrant life, dividend rate, and expected forfeiture rate. The risk-free rate is based on the U.S. Treasury yield in effect at the time of grant for the estimated life of the warrants. The following table summarizes the estimates used in the Black-Scholes option-pricing model related to the warrants granted in 2015:

	$9.88 Grant March 2, 2015	$12.48 Grant March 2, 2015
Volatility	53.10%	78.60%
Expected forfeitures	0.00%	0.00%
Expected term	15 days	3.00 years
Risk free interest rate	0.02%	1.06%

LTIP Awards

On March 2, 2015, the Company granted an equity award of 5,263,152 LTIP units, representing profit interests in CHLP, to an executive officer of the company. The LTIP units are earned in one-third increments upon the Company’s common stock achieving price per share milestones of $22.75, $29.25, and $35.75 respectively. Earned LTIP units vest in March 2018, or earlier upon a change in control of the Company, and can be redeemed at the rate of one share of common stock for each 52 earned LTIP units for up to 101,213 common shares. As of December 31, 2016, the total unrecognized compensation cost related to the LTIP units was $199, which is expected to be recognized over the next 14 months.

The Company records compensation expense for the LTIP units based on the estimated fair value of the units on the date of grant determined using the Monte Carlo simulation model. The Company uses historical data among other factors to estimate expected price volatility, expected LTIP life, volume weighted average price, and expected forfeiture rate. The risk-free rate is based on the U.S. Treasury yield in effect at the time of grant for the estimated life of the LTIP. The following table summarizes the estimates used in the Monte Carlo option-pricing model related to the LTIP grant in 2015:

Grant Date March 2, 2015
Volatility	75.5%
Expected forfeitures	0.00%
Weighted average price	$9.945
Expected term	3.00 years
Risk free interest rate	1.06%

Investment Committee Share Compensation

Independent directors serving as members of the Investment Committee of the Board of Directors receive their monthly Investment Committee fees in the form of shares of the Company’s common stock issued under the available stock plan, priced as the average of the closing price of the stock for the first 20 trading days of the calendar year. The shares issued to the independent directors of the Investment Committee for the year ended December 31, 2016 under the 2016 Stock Plan totaled 2,361. The shares issued for the years ended December 31, 2015 and 2014 under the 2006 Stock Plan totaled 3,295 and 1,494, respectively.

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 12. STOCK-BASED COMPENSATION (continued)

Stock-Based Compensation Expense

The expense recognized in the financial statements for stock-based compensation, including the LTIP, related to employees and directors for the years ended December 31, 2016, 2015, and 2014 was $305, $285, and $34, respectively, all of which is included in general and administrative expense.

NOTE 13. INCOME TAXES

The Company has recognized no current or deferred income tax expense or benefit from continuing operations or related to discontinued operations for the years ended December 31, 2016, 2015, and 2014 with the exception of Alternative Minimum Tax (“AMT”) recognized at both the REIT and the TRS during the year ended December 31, 2016. Income tax expense related to AMT totaled $35 for the REIT and $90 for the TRS and was the result of the application of limits on the use of net operating loss carryovers to offset AMT income.

Actual income tax expense of the TRS for the years ended December 31, 2016, 2015, and 2014 differs from the “expected” income tax expense (benefit) (computed by applying the appropriate U.S. federal income tax rate of 34% to earnings before income taxes) as a result of the following:

	Year ended December 31,
	2016	2015	2014
Computed “expected” income tax (benefit) expense	$993	$684	$(118)
State income taxes, net of federal income tax (benefit) expense	139	82	(14)
(Decrease) increase in valuation allowance	(1,082)	(722)	132
Other	(50)	(44)	—
Alternative minimum tax	90	—	—

Total income tax expense	$90	$—	$—

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 13. INCOME TAXES (continued)

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities at December 31, 2016 and 2015 are as follows:

	As of December 31,
	2016	2015
Deferred Tax Assets
Expenses accrued for consolidated financial statement purposes, nondeductible for tax return purposes	$99	$113
Net operating losses carried forward for federal income tax purposes	1,477	6,902

Book depreciation in excess of tax depreciation	38	—
Subtotal deferred tax assets	1,614	7,015

Valuation allowance	(1,551)	(6,923)

Total deferred tax assets	63	92

Deferred Liabilities
Tax depreciation in excess of book depreciation	—	92
JV basis difference	63	—

Total deferred tax liabilities	63	92

Net deferred tax assets	$—	$—

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company considers projected reversals of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Management uses historical experience and short and long-range business forecasts to develop such estimates. Further, we employ various prudent and feasible tax planning strategies to facilitate the recoverability of future deductions. A cumulative loss in recent years is a significant piece of evidence with respect to realizability that outweighs the other evidence, and the TRS incurred net losses in 2014 and had taxable income in 2016 and 2015 primarily due to taxable income generated from property sales during the year. As a result of this analysis, the Company believes that a full valuation allowance against the net deferred tax asset position is necessary at December 31, 2016 and 2015. The valuation of deferred tax assets requires judgment in assessing the likely future tax consequences of events that have been recognized in our financial statements or tax returns and future profitability. Our accounting for deferred taxes represents our best estimate of those future events. Changes in our current estimates, due to unanticipated events or otherwise, could have a material impact on our financial condition and results of operations.

After consideration of limitations related to a change in control as defined under Internal Revenue Code Section 382 following the Company’s 2012 transactions with RES (see Note 10), the TRS’s net operating loss carryforward at December 31, 2016 as determined for federal income tax purposes was $3,810. The availability of the loss carryforwards will expire in 2022 through 2035.

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 13. INCOME TAXES (continued)

As of December 31, 2016, the tax years that remain subject to examination by major tax jurisdictions generally include 2013 through 2016.

Distributions to the extent of our current and accumulated earnings and profits for federal income tax purposes generally will be taxable to a shareholder as ordinary income. Distributions in excess of current and accumulated earnings and profits generally will be treated as a nontaxable reduction of the shareholder’s basis in such shareholder’s shares, to the extent thereof, and thereafter as taxable capital gain. Distributions that are treated as a reduction of the shareholder’s basis in its shares will have the effect of increasing the amount of gain, or reducing the amount of loss, recognized upon the sale of the shareholder’s shares.

For income tax purposes, distributions paid per share in 2016 were characterized as follows:

	For the year ended December 31, 2016
	Amount	%
Common Shares:
Ordinary income	$0.455000	100%
Capital gain	—	—
Return of capital	—	—

Total	$0.455000	100%

Series C Preferred Stock:
Ordinary income	$1.649124	100%
Capital gain	—	—
Return of capital	—	—

Total	$1.649124	100%

Series D Preferred Stock:
Ordinary income	$0.494792	100%
Capital gain	—	—
Return of capital	—	—

Total	$0.494792	100%

The common and preferred share distributions declared on December 6, 2016 and paid on January 5, 2017 and January 3, 2017, respectively, were treated as 2016 distributions for tax purposes.

A portion of the redemption price of the Series A and B Preferred Stock that was redeemed for cash on April 15, 2016 included amounts equal to the accrued and unpaid dividends on such stock. However, the entire redemption price, inclusive of amounts equal to accrued and unpaid dividends, was treated as payment in exchange for the redeemed stock and none of the redemption price is treated as a distribution of dividends under the Code for federal income tax purposes.

No dividends on common stock or preferred stock were paid in or declared related to 2015 or 2014.

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 14. EARNINGS PER SHARE

Basic earnings per share (“EPS”) is computed by dividing net earnings (loss) attributable to common shareholders by the weighted average number of common shares outstanding. Diluted EPS is computed after adjusting the numerator and denominator of the basic EPS computation for the effects of any dilutive potential common shares outstanding during the period. These effects include adjustments to the numerator for any change in fair value included in net earnings (loss) attributed to the certain derivative liabilities (related to the Series C Preferred Stock and warrants) during the period the convertible securities are dilutive. The computation of basic and diluted EPS is presented below:

	Year ended December 31,
	2016	2015	2014
Numerator: Basic(1)
Net earnings (loss) attributable to common shareholders
Continuing operations—Basic	$1,390	$6,055	$(22,581)
Discontinued operations—Basic	657	3,438	2,893

Total Basic	$2,047	$9,493	$(19,688)

Numerator: Diluted(1)
Net earnings (loss) attributable to common shareholders from continuing operations	$1,390	$6,055	$(22,581)
Dividends on Series C Preferred Stock	—	2,074	—
Dividends on Series D Preferred Stock	3,090	—	—
Unrealized gain on warrant derivative	—	(4,122)	—
Unrealized gain on Series C Preferred Embedded Derivative	—	(7,533)	—

Continuing operations—Diluted	4,480	(3,526)	(22,581)
Discontinued operations—Diluted	657	3,438	2,893

Total Diluted	$5,137	$(88)	$(19,688)

Denominator
Weighted average number of common shares—Basic	761,112	751,634	599,552
Unvested stock	—	619	—
Series C Preferred Stock	—	2,884,615	—
Series D Preferred Stock	4,774,433	—	—
Warrants—Employees	—	106	—
Warrants—RES	—	(61,504)	—

Weighted average number of common shares—Diluted	5,535,545	3,575,470	599,552
Earnings Per Share
Continuing operations—Basic	$1.82	$8.06	$(37.64)
Discontinued operations—Basic	0.85	4.55	4.81

Total—Basic Earnings Per Share	$2.67	$12.61	$(32.83)

Continuing operations—Diluted	$0.78	$(0.98)	$(37.64)
Discontinued operations—Diluted	0.13	0.98	4.81

Total—Diluted Earnings Per Share	$0.91	$—	$(32.83)

(1)	The loss (earnings) attributable to noncontrolling interest is allocated between continuing and discontinued operations for the purpose of the EPS calculation

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 14. EARNINGS PER SHARE (continued)

Potentially dilutive common shares, if any, have been excluded from the denominator if they are antidilutive to net earnings (loss) attributable to common shareholders. The following table summarizes the weighted average number of potentially dilutive securities that have been excluded from the denominator for the purpose of computing diluted EPS:

	Year ended December 31,
	2016	2015	2014
Outstanding stock options	865	865	1,346
Unvested stock awards outstanding	—	—	237
Warrants—RES	576,923	—	576,923
Warrants—Employees	66,153	55,249	—
Series C preferred Stock	598,991	—	2,884,615
LTIP common units(1)	101,213	84,576	—
Convertible debt	77,336	—	84,826
CHLP common units(1)	46,265	13,008	1,865

Total potentially dilutive securities excluded from the denominator	1,467,746	153,698	3,549,812

(1)	LTIP and common units of CHLP have been omitted from the denominator for the purpose of computing diluted EPS since the effect of including these amounts in the numerator and denominator would have no impact on calculated EPS

NOTE 15. COMMITMENTS AND CONTINGENCIES

Management Agreements

Our TRS engages eligible independent contractors as property managers for each of our hotels in accordance with the requirements for qualification as a REIT. The hotel management agreements provide that the management companies have control of all operational aspects of the hotels, including employee-related matters. The management companies must generally maintain each hotel under their management in good repair and condition and perform routine maintenance, repairs, and minor alterations. Additionally, the management companies must operate the hotels in accordance with the national franchise agreements that cover the hotels, which includes, as applicable, using franchisor sales and reservation systems and abiding by franchisors’ marketing standards. The management agreements generally require the TRS to fund debt service, working capital needs, and capital expenditures and to fund the management companies’ third-party operating expenses, except those expenses not related to the operation of hotels. The TRS also is responsible for obtaining and maintaining certain insurance policies with respect to the hotels.

Each of the management companies employed by the TRS at December 31, 2016 receive a base monthly management fee of 3.0% to 3.5% of gross hotel revenue, with incentives for performance which increase such fee to a maximum of 5.0%. For the years ended December 31, 2016, 2015, and 2014, base management fees

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 15. COMMITMENTS AND CONTINGENCIES (continued)

incurred totaled $1,619, $2,466, and $3,101, respectively, of which $1,619, $2,348, and $2,521, respectively, was included in continuing operations as hotel and property operations expense. For the years ended December 31, 2016 and 2015, incentive management fees, included in continuing operations in their entirety, totaled $190 and $158, respectively.

The management agreements generally have initial terms of one to three years and renew for additional terms of one year unless either party to the agreement gives the other party written notice of termination at least 90 days before the end of a term. The Company may terminate a management agreement, subject to cure rights, if certain performance metrics tied to both individual hotel and total managed portfolio performance are not met. The Company may also terminate a management agreement with respect to a hotel at any time without reason upon payment of a termination fee. The management agreements terminate with respect to a hotel upon sale of the hotel, subject to certain notice requirements.

Franchise Agreements

As of December 31, 2016, 17 of our 18 wholly owned properties operate under franchise licenses from national hotel companies. Under our franchise agreements, we are required to pay franchise fees generally between 3.3% and 5.5% of room revenue, plus additional fees for marketing, central reservation systems, and other franchisor programs and services that amount to between 2.5% and 6.0% of room revenue. The franchise agreements typically have 10 to 25 year terms although certain agreements may be terminated by either party on certain anniversary dates specified in the agreements. Further, each agreement provides for early termination fees in the event the agreement is terminated before the stated term. Franchise fee expense totaled $3,123, $3,883, and $4,691, for the years ended December 31, 2016, 2015, and 2014, respectively, of which $3,123, $3,853, and $4,051, respectively, was included in continuing operations as hotel and property operations expense. The initial fees incurred to enter into the franchise agreements are capitalized and amortized over the life of the franchise agreements.

Leases

The Company assumed a land lease agreement at the time of purchase related to one hotel owned at December 31, 2016. The lease requires monthly payments of the greater of $2 or 5% of room revenue and is associated with a property held for sale at December 31, 2016. Land lease expense totaled $105, $105, and $102 for the years ended December 31, 2016, 2015, and 2014, respectively, all of which is included in continuing operations as hotel and property operations expense.

The Company entered into three new office lease agreements in 2016, replacing all existing office lease agreements which expired in 2016. These leases expire in 2019 through 2021 and have combined rent expense of approximately $132 annually. Office lease expense totaled $199, $163, and $162 in the years ended December 31, 2016, 2015, and 2014, respectively, and is included in general and administrative expense.

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 15. COMMITMENTS AND CONTINGENCIES (continued)

As of December 31, 2016, the future minimum lease payments applicable to non-cancellable operating leases, excluding leases associated with properties held for sale at December 31, 2016, are as follows:

Lease rents
2017	$156
2018	159
2019	138
2020	61
2021	47

$561

As of December 31, 2016, the Company had agreements with two restaurants and a cell tower operator for leased space at our hotel locations. Lease income totaled $86, $198, and $309 for the years ended December 31, 2016, 2015, and 2014, respectively, of which $86, $177, and $292, respectively, was included in continuing operations in room rentals and other hotel services revenue.

Obligation to RES

The Company had an obligation to RES to use $25,000 of the proceeds from its capital infusion in 2012 to pursue hotel acquisitions (see Note 10). There were no contractual restrictions or penalties related to the use of these funds for purposes other than acquisitions, but the Company was obligated to replace these funds promptly as it had the ability to do so. Following the completion of the hotel acquisitions in 2015 and 2016 (see Note 3) and the acquisition made through the Atlanta JV in August 2016 (see Note 5), the Company has satisfied this obligation.

Benefit Plans

The Company has a qualified contributory retirement plan under Section 401(k) of the Code (the “401(k) Plan”) which covers all employees who meet certain eligibility requirements. Voluntary contributions may be made to the 401(k) Plan by employees. The 401(k) Plan is a Safe Harbor Plan and requires a mandatory employer contribution. The employer contribution expense for the years ended December 31, 2016, 2015, and 2014 was $73, $66, and $59, respectively, and is included in general and administrative expenses.

Litigation

Various claims and legal proceedings arise in the ordinary course of business and may be pending against the Company and its properties. We are not currently involved in any material litigation, nor, to our knowledge, is any material litigation threatened against us. The Company has insurance to cover potential material losses and we believe it is not reasonably possible that such matters will have a material impact on our financial condition or results of operations.

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 16. QUARTERLY OPERATING RESULTS (UNAUDITED)

	Quarters ended (unaudited)
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016	Total 2016
Revenue	$12,503	$14,155	$13,519	$10,470	$50,647
Operating expenses	12,662	12,508	12,445	11,009	48,624

Operating income (loss)	(159)	1,647	1,074	(539)	2,023
Net gain on dispositions of assets	3,367	8,856	3,591	7,318	23,132
Equity in loss of joint venture	—	—	(54)	(190)	(244)
Net gain on derivatives and convertible debt	6,117	162	26	72	6,377
Other income (expense)	(21)	23	85	(32)	55
Interest expense	(1,329)	(1,248)	(1,127)	(1,006)	(4,710)
Loss on debt extinguishment	(173)	(976)	(399)	(639)	(2,187)
Impairment loss	(793)	(121)	(343)	(220)	(1,477)

Earnings from continuing operations before income tax expense	7,009	8,343	2,853	4,764	22,969
Income tax expense	—	—	—	(125)	(125)

Earnings (loss) from continuing operations	7,009	8,343	2,853	4,639	22,844
Gain from discontinued operations, net of tax	678	—	—	—	678

Net earnings	7,687	8,343	2,853	4,639	23,522
Earnings attributable to noncontrolling interest	(389)	(178)	(61)	(99)	(727)

Earnings attributable to controlling interests	7,298	8,165	2,792	4,540	22,795
Dividends declared and undeclared and in kind dividends deemed on preferred stock	(17,740)	(1,057)	(976)	(975)	(20,748)

Net earnings (loss) attributable to common shareholders	$(10,442)	$7,108	$1,816	$3,565	$2,047

Basic Earnings Per Share(1)
Basic EPS from continuing operations	$(14.63)	$9.36	$2.41	$4.68	$1.82
Basic EPS from discontinued operations	0.91	—	—	—	0.85

Total EPS Basic	$(13.72)	$9.36	$2.41	$4.68	$2.67

Diluted Earnings Per Share(1)
Diluted EPS from continuing operations	$(14.63)	$1.17	$0.39	$0.65	$0.78
Diluted EPS from discontinued operations	0.91	—	—	—	0.13

Total EPS Diluted	$(13.72)	$1.17	$0.39	$0.65	$0.91

(1)	Quarterly and total annual EPS are based on the weighted average number of shares outstanding during each quarter and the annual period. Due to rounding and differences in earnings and losses between the quarterly and annual periods, the sum of the quarterly EPS amounts may not equal the reported amounts for the year.

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 16. QUARTERLY OPERATING RESULTS (UNAUDITED) (continued)

	Quarters ended (unaudited)
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	Total 2015
Revenue	$12,692	$16,733	$15,895	$13,394	$58,714
Operating expenses	13,134	14,247	13,983	13,826	55,190

Operating income (loss)	(442)	2,486	1,912	(432)	3,524
Net gain (loss) on dispositions of assets	11	(137)	2,927	1,997	4,798
Net gain (loss) on derivatives and convertible debt	4,823	(4,710)	7,895	3,570	11,578
Other income (expense)	95	31	(4)	(8)	114
Interest expense	(1,547)	(1,510)	(1,137)	(1,328)	(5,522)
Loss on debt extinguishment	(7)	—	(104)	(102)	(213)
Impairment recovery (loss)	(777)	(3,053)	313	(312)	(3,829)

Earnings (loss) from continuing operations before income tax expense	2,156	(6,893)	11,802	3,385	10,450
Income tax expense	—	—	—	—	—

Earnings (loss) from continuing operations	2,156	(6,893)	11,802	3385	10,450
Gain from discontinued operations, net of tax	1,294	994	152	1,432	3,872

Net earnings (loss)	3,450	(5,899)	11,954	4,817	14,322
(Earnings) loss attributable to noncontrolling interest	(281)	284	(724)	(476)	(1,197)

Earnings (loss) attributable to controlling interests	3,169	(5,615)	11,230	4,341	13,125
Dividends declared and undeclared and in kind dividends deemed on preferred stock	(891)	(902)	(914)	(925)	(3,632)

Net earnings (loss) attributable to common shareholders	$2,278	$(6,517)	$10,316	$3,416	$9,493

Basic Earnings Per Share(1)
Basic EPS from continuing operations	$1.56	$(9.88)	$13.39	$2.85	$8.06
Basic EPS from discontinued operations	1.56	1.30	0.20	1.63	4.55

Total EPS Basic	$3.12	$(8.58)	$13.59	$4.48	$12.61

Diluted Earnings Per Share(1)
Diluted EPS from continuing operations	$(0.91)	$(9.88)	$0.78	$(0.26)	$(0.98)
Diluted EPS from discontinued operations	0.33	1.30	0.07	0.33	0.98

Total EPS Diluted	$(0.58)	$(8.58)	$0.85	$0.07	$—

(1)	Quarterly and total annual EPS are based on the weighted average number of shares outstanding during each quarter and the annual period. Due to rounding and differences in earnings and losses between the quarterly and annual periods, the sum of the quarterly EPS amounts may not equal the reported amounts for the year.

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 17. SUBSEQUENT EVENTS

Subsequent Property Activity

On January 23, 2017 the Company executed an agreement to purchase a portfolio of four Home2 Suites hotels for $73,750. The portfolio includes the Home2 Suites Memphis / Southaven, the Home2 Suites Austin / Round Rock, the Home2 Suites Lexington University / Medical Center (Kentucky), and the Home2 Suites Tallahassee State Capitol. The closing of these acquisitions is anticipated to occur in the first quarter of 2017, but is subject to customary closing conditions including accuracy of representations and warrants and compliance with covenants and obligations.

Subsequent Debt Transactions

On January 27, 2017, the Company extended the maturity date on the WAB loan with a principal balance of $4,806 on December 31, 2016 from February 1, 2017 to February 1, 2018. This loan was subsequently repaid in full with the refinancing discussed below.

On March 1, 2017, a significant portion of the Company’s debt (including all debt outstanding at December 31, 2016 with the exception of the two variable rate WAB loans and the two fixed rate Great Western Bank loans) was refinanced with a secured credit facility that matures on March 1, 2019. Following this refinancing, contractual debt maturities on debt outstanding at December 31, 2016 were as follows:

	Held for sale	Held for use	Total
2017	$—	$916	$916
2018	—	930	930
2019	6,000	27,691	33,691
2020	—	14,180	14,180
2021	—	13,672	13,672

Total	$6,000	$57,389	$63,389

The credit agreement provides for a $90,000 senior secured credit facility and includes an accordion feature that would allow the facility to be increased to $400,000 with additional lender commitments. Availability under the facility is based on a borrowing base formula for the pool of hotel properties securing the facility. As of the closing date, the collateral pool consisted of 14 hotel properties. As of the closing date, four hotels were excluded from the borrowing base until certain conditions are satisfied and the availability under the facility was $34,250. Those four hotels are expected to be added to the borrowing base within days after the closing and the availability under the facility is expected to increase to $41,050. The facility is guaranteed by the Company and its material subsidiaries that do not have stand-alone financing. Prior to the occurrence of specific capital achievements, borrowings under the facility accrue interest, at the Company’s option, at either LIBOR plus 3.95% or a base rate plus 2.95%. Thereafter, borrowings bear interest based on a leverage-based pricing grid, at the Company’s option, at either LIBOR plus a spread ranging from 2.25% to 3.00% (depending on leverage) or a base rate plus a spread ranging from 1.25% to 2.00% (depending on leverage). The facility matures in two years and has an automatic one-year extension upon the completion of specific capital achievements. The facility has two additional one-year extension options following additional capital achievements. The facility contains customary representations and warranties, covenants and events of default.

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 17. SUBSEQUENT EVENTS (continued)

On March 1, 2017, the Company borrowed $34,250 under the facility to repay existing indebtedness and pay reserves costs related to closing of the facility. The Company anticipates using borrowings under the facility to acquire three out of the four Home2 Suites hotels currently under contract to be acquired, which will be added to the collateral pool for the facility. Borrowings under the facility can also be used for future acquisitions and general corporate purposes.

Subsequent Equity Transactions

On January 24, 2017, the Company exchanged 23,160 new warrants (the “New Warrants”) to purchase common stock of the Company for 576,923 warrants (the “Old Warrants”, see Note 10) held by RES. The number of New Warrants issued in exchange for the Old Warrants equals the number of shares of common stock issuable upon exercise of the Old Warrants pursuant to a cashless exercise provisions of the Old Warrants. The New Warrants are exercisable for 23,160 shares of common stock, have an exercise price of $0.0065 for each common share and expire on January 24, 2019.

On February 28, 2017, the holders of the Series D Preferred Stock voluntarily converted their shares into 6,004,957 shares of common stock at $10.40 per share pursuant to the terms of the preferred stock. The terms of the Series D Preferred Stock provided for automatic conversion following certain future common stock offerings, and also provided for potential additional payments to the holders depending on the sales price of common stock in the offerings. As a result of the voluntary conversion, the holders are no longer entitled to the potential payments. To induce the holders of the Series D Preferred Stock to voluntarily convert their shares, the Company issued the holders $9,250 of a new series of preferred stock, the Series E Preferred Stock.

The Series E Preferred Stock ranks senior to the Company’s common stock and any other preferred stock issuances and receives preferential cumulative cash dividends at a rate of 6.25% per annum, payable quarterly of the $10.00 face value per share. If the Company fails to pay a dividend then during the period that dividends are not paid, the dividend rate increases to 12.5%, if specific equity offering or offerings have not occurred, and increases 9.50% per annum if such equity or equity offerings have occurred. Dividends on the Series E Preferred Stock accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends, whether or not such dividends are declared, and whether or not such dividends are prohibited by agreement. Subject to certain shareholder approvals, required under Nasdaq Marketplace Rules, which Condor will seek and expects to obtain at the next annual shareholders meeting, each share of Series E Preferred Stock is convertible, at the option of the holder, at any time on or after February 28, 2019, into a number of shares of common stock determined by dividing the conversion price of $13.845 into an amount equal to the $10.00 face value per share plus accrued and unpaid dividends, if any. Upon liquidation, each share of Series E Preferred Stock is entitled to $10.00 per share, accrued and unpaid dividends, and an additional amount based on liquidation preference that the holders may have foregone by converting their Series D Preferred Stock into common stock, as adjusted for stock appreciation and dividends paid on the common stock. The conversion price is subject to anti-dilution adjustments upon the occurrence of stock splits and stock dividends. Following a specific equity offering or offerings, from time to time a number of shares of Series E Preferred Stock automatically converts into common stock if the common stock trades at 120% of the conversion price for 60 trading days, and the number of shares converted will be determined by certain trading volumes measures. The

Condor Hospitality Trust, Inc. and Subsidiaries

Notes To Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 17. SUBSEQUENT EVENTS (continued)

Company has rights, following a specific equity offering or offerings, to redeem up to 490,250 shares of the Series E Preferred Stock at prices from 110% to 130% of its liquidation value, and the holders have put rights commencing March 16, 2021 to put the Series E Preferred Stock to the Company at 130% of its liquidation preference, which the Company can satisfy with cash or common stock. The Series E Preferred Stock votes as a class on matters generally affecting the Series E Preferred Stock, and as long as 434,750 shares of Series E Preferred Stock (47% of the originally issued shares of Series E Preferred Stock) remain outstanding, then 75% approval of the Series E Preferred Stock will be required to approve merger, consolidation, liquidation or winding up of Condor, related party transactions exceeding $120, payment of dividends on common stock except from funds from operations or to maintain REIT status, the grant of exemptions from Condor’s charter limitation on ownership of 9.9% of any class or series of its securities (exclusive of persons currently holding exemptions), issuance of preferred stock or commitment or agreement to do any of the foregoing.

Effective on March 15, 2017, the Company effected a reverse stock split of its common stock at a ratio of 1-for-6.5. No fractional shares of common stock were issued as fractional shares were settled in cash. Unless otherwise noted, impacted amounts and share information included in the financial statements and notes thereto have been retroactively adjusted for the stock split as if such stock split occurred on the first day of the first period presented. Certain amounts in the notes to the financial statements may be slightly different than previously reported due to rounding of fractional shares as a result of the reverse stock split.

Condor Hospitality Trust, Inc. and Subsidiaries

Schedule III Real Estate and Accumulated Depreciation

As of December 31, 2016

(In thousands)

							Additions, (dispositions), (impairments) Subsequent to acquisition
				Initial cost						Gross amount at December 31, 2016
Brand	Location	Acquisition date	Encumbrance	Land	Buildings & improvements	Furniture & equipment	Land	Buildings & improvements	Furniture & equipment	Land	Buildings & improvements	Furniture & equipment	Accumulated depreciation	Net book value
Super 8	Creston, Iowa	09/19/1978	GWBR	$56	$765	$76	$90	$1,574	$892	$146	$2,339	$968	$(2,213)	$1,240
Quality Inn	Solomons, Maryland	06/01/1986	WAB	2,304	2,719	269	—	1,514	436	2,304	4,233	705	(3,220)	4,022
Comfort Inn	New Castle, Pennsylvania	07/01/1987	MS	57	3,732	369	(1)	344	426	56	4,076	795	(2,550)	2,377
Key West Inn	Key Largo, Florida	08/01/1987	MS	339	2,947	292	—	1,186	342	339	4,133	634	(2,553)	2,553
Comfort Inn	Harlan, Kentucky	07/01/1993	WAB	—	2,684	265	—	(1,265)	512	—	1,419	777	(532)	1,664
Quality Inn	Morgantown, West Virginia	10/01/1996	MS	398	3,749	347	—	633	704	398	4,382	1,051	(2,732)	3,099
Comfort Suites	Ft. Wayne, Indiana	11/07/2005	HUNT	1,200	3,964	840	—	1,037	591	1,200	5,001	1,431	(2,555)	5,077
Comfort Suites	Lafayette, Indiana	11/07/2005	HUNT	850	3,054	420	—	375	301	850	3,429	721	(1,561)	3,439
Comfort Inn & Suites	Warsaw, Indiana	11/07/2005	HUNT	650	2,121	380	—	380	438	650	2,501	818	(1,330)	2,639
Comfort Suites	South Bend, Indiana	11/30/2005	WAB	500	10,602	910	(250)	(4,264)	1,392	250	6,338	2,302	(1,691)	7,199
Supertel Inn	Creston, Iowa	06/30/2006	MS	235	2,364	344	—	(16)	65	235	2,348	409	(1,012)	1,980
Super 8	Billings, Montana	01/05/2007	WAB	518	4,648	159	(27)	(12)	259	491	4,636	418	(1,507)	4,038
Days Inn	Bossier City, Louisiana	04/04/2007	GWBR	1,025	5,031	87	(768)	(3,792)	750	257	1,239	837	(813)	1,520
Hilton Garden Inn	Dowell, Maryland	05/25/2012	CANTOR	1,400	9,492	323	—	621	348	1,400	10,113	671	(1,644)	10,540
SpringHill Suites	San Antonio, Texas	10/01/2015	LAT	1,597	14,353	1,550	—	114	20	1,597	14,467	1,570	(786)	16,848
Courtyard by Marriott	Jacksonville, Florida	10/02/2015	WABJ	2,100	11,050	850	—	152	3	2,100	11,202	853	(710)	13,445
Hotel Indigo	Atlanta, Georgia	10/02/2015	WABA	800	8,700	1,500	—	86	141	800	8,786	1,641	(729)	10,498
Aloft	Leawood, Kansas	12/14/2016	GWB	3,339	18,046	1,115	—	(5)	—	3,339	18,041	1,115	(57)	22,438

Subtotal Hotel Properties				17,368	110,021	10,096	(956)	(1,338)	7,620	16,412	108,683	17,716	(28,195)	114,616
Construction in progress				—	—		—	82	4	—	82	4	—	86
Office building				69	1,517	—	(69)	(1,517)	487	—	—	487	(318)	169

Total				$17,437	$111,538	$10,096	$(1,025)	$(2,773)	$8,111	$16,412	$108,765	$18,207	$(28,513)	$114,871

See Accompanying Report of Independent Registered Public Accounting Firm

Condor Hospitality Trust, Inc. and Subsidiaries

Notes to Schedule III Real Estate and Accumulated Depreciation

As of December 31, 2016

(In thousands)

Encumbrance codes refer to the following lenders:

MS	Morgan Stanley	WAB	Western Alliance Bank Fixed Rate Debt
GWBR	Great Western Bank Revolving Credit Facility	HUNT	Huntington
LAT	Latitude	CANTOR	Cantor
WABA	Western Alliance Bank Variable Rate Debt—$4.9m	WABJ	Western Alliance Bank Variable Rate Debt—$9.9m
GWB	Great Western Bank Fixed Rate Debt

See Accompanying Report of Independent Registered Public Accounting Firm

Condor Hospitality Trust, Inc. and Subsidiaries

Notes to Schedule III Real Estate and Accumulated Depreciation

As of December 31, 2016

(In thousands)

	ASSET BASIS	Total
(a)	Balance at January 1, 2014	$248,468
	Additions	3,058
	Disposals	(32,646)
	Impairment loss	(4,295)

	Balance at December 31, 2014	214,585
	Additions	46,489
	Disposals	(65,802)
	Impairment loss	(6,373)

	Balance at December 31, 2015	188,899
	Additions	25,618
	Disposals	(68,256)
	Impairment loss	(2,877)

	Balance at December 31, 2016	$143,384

	ACCUMULATED DEPRECIATION	Total
(b)	Balance at January 1, 2014	$84,112
	Depreciation for the period ended December 31, 2014	6,549
	Depreciation on assets sold or disposed	(13,884)
	Impairment loss	(1,374)

	Balance at December 31, 2014	75,403
	Depreciation for the period ended December 31, 2015	5,400
	Depreciation on assets sold or disposed	(19,938)
	Impairment loss	(2,665)

	Balance at December 31, 2015	58,200
	Depreciation for the period ended December 31, 2016	5,190
	Depreciation on assets sold or disposed	(33,477)
	Impairment loss	(1,400)

	Balance at December 31, 2016	$28,513

(c)	The aggregate cost of land, buildings, furniture and equipment for Federal income tax purposes is approximately $148.4 million (unaudited).

(d)	Depreciation is computed based upon the following useful lives:

Buildings and improvements	15—40 years
Furniture and equipment	3—12 years

(e)	The Company has mortgages payable on the properties as noted. Additional mortgage information can be found in Note 6 to the consolidated financial statements.